As filed with the Securities and Exchange Commission on November 28, 2008

Registration No. 333-[  ]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

XL CAPITAL LTD
(Exact name of registrant as specified in its charter)

Cayman Islands	98-0191089
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
XL House One Bermudiana Road Hamilton HM 11 Bermuda (441) 292-8515	CT Corporation System 111 Eighth Avenue New York, New York 10011 (212) 590-9200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

XL CAPITAL FINANCE (EUROPE) PLC
(Exact name of registrant as specified in its charter)

England and Wales	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
XL House 70 Gracechurch Street London EC3V 0XL England (44) 20 7933 7000	CT Corporation System 111 Eighth Avenue New York, New York 10011 (212) 590-9200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kirstin Romann Gould, Esq. Executive Vice President, General Counsel and Secretary XL Capital Ltd XL House One Bermudiana Road Hamilton HM 11 Bermuda (441) 292-8515	Noah B. Newitz, Esq. Cahill Gordon & Reindel LLP 80 Pine Street New York, New York 10005-1702 (212) 701-3000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Calculation of Registration Fee

Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price	Amount of registration fee(2)
XL Capital Ltd Ordinary Shares
XL Capital Ltd Preference Ordinary Shares
XL Capital Ltd Debt Securities
XL Capital Ltd Ordinary Share Warrants
XL Capital Ltd Ordinary Share Purchase Rights(3)
XL Capital Ltd Ordinary Share Purchase Contracts
XL Capital Ltd Ordinary Share Purchase Units(4)
XL Capital Finance (Europe) plc Senior Debt Securities
XL Capital Ltd Guarantees of XL Capital Finance (Europe) plc Senior Debt Securities(5)

(1)	These offered securities may be sold separately, together as units or with other offered securities.

(2)

An unspecified amount of securities or initial aggregate offering price of each identified class is being registered hereunder. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued as units. With respect to all securities that may be offered and sold under this Registration Statement, the registrants have elected to rely on Rule 456(b) and Rule 457(r) under the Securities Act to defer all of the registration fee with respect to such securities.

(3)	The XL Capital Ltd Ordinary Share Purchase Rights are issued with the XL Capital Ltd Ordinary Shares for no additional consideration.

(4)

Each XL Capital Ltd Ordinary Share Purchase Unit consists of (a) an XL Capital Ltd Ordinary Share Purchase Contract, under which the holder or XL Capital Ltd, upon settlement, will purchase a fixed or varying number of XL Capital Ltd Ordinary Shares, and (b) a beneficial interest in either XL Capital Ltd Debt Securities (which may be senior or subordinated), XL Capital Finance (Europe) plc Senior Debt Securities, XL Capital Ltd Preference Ordinary Shares, debt or equity obligations of third parties, including U.S. Treasury securities, in each case purchased with the proceeds from the sale of the XL Capital Ltd Ordinary Share Purchase Units. No separate consideration will be received for the XL Capital Ltd Ordinary Share Purchase Contracts or the related beneficial interests.

(5)	No separate consideration will be received for the Guarantees.

PROSPECTUS

XL Capital Ltd

Ordinary Shares
Preference Ordinary Shares
Debt Securities
Ordinary Share Warrants
Ordinary Share Purchase Contracts
Ordinary Share Purchase Units

XL Capital Finance (Europe) plc

Senior Debt Securities fully and unconditionally guaranteed by XL Capital Ltd

The following are types of securities that may be offered and sold from time to time under this prospectus:

•	XL Capital Ltd Ordinary Shares	•	XL Capital Ltd Ordinary Share Purchase
•	XL Capital Ltd Preference Ordinary Shares		Contracts
•	XL Capital Ltd Debt Securities	•	XL Capital Ltd Ordinary Share Purchase
•	XL Capital Ltd Ordinary Share Warrants		Units
		•	XL Capital Finance (Europe) plc Senior Debt Securities

XL Capital Ltd Ordinary Shares are traded on the New York Stock Exchange under the symbol “XL”.

A prospectus supplement, which must accompany this prospectus, will describe the securities XL Capital Ltd and/or XL Capital Finance (Europe) plc are offering and selling, as well as the specific terms of the securities and material tax considerations pertaining to an investment in the securities. Those terms may include, among others, as applicable:

•	Maturity	•	Redemption terms
•	Interest rate	•	Conversion terms
•	Dividend rate	•	Listing on a securities exchange
•	Sinking fund terms	•	Amount payable at maturity
•	Ranking

Neither the Securities and Exchange Commission any state securities commission, the Registrar of Companies in the Cayman Islands, the Cayman Islands Monetary Authority nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The securities may be offered in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents that XL Capital Ltd and/or XL Capital Finance (Europe) plc may elect, or through underwriters and dealers that XL Capital Ltd and/or XL Capital Finance (Europe) plc may select, in each case on a continuous or delayed basis. If XL Capital Ltd and/or XL Capital Finance (Europe) plc use agents, underwriters or dealers to sell the securities, XL Capital Ltd and/or XL Capital Finance (Europe) plc, as applicable, will name them and describe their compensation in a prospectus supplement.

The date of this prospectus is November 28, 2008

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that XL Capital Ltd and XL Capital Finance (Europe) plc filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process, relating to:

(1)

XL Capital Ltd’s ordinary shares, preference ordinary shares, debt securities (which may include medium term notes), ordinary share warrants, ordinary share purchase contracts, ordinary share purchase units and guarantees of XL Capital Finance (Europe) plc senior debt securities; and

(2)	XL Capital Finance (Europe) plc’s senior debt securities.

Under this shelf process, XL Capital Ltd and XL Capital Finance (Europe) plc may sell the securities described in this prospectus in one or more offerings in an unlimited dollar amount. This prospectus provides you with a general description of the securities that XL Capital Ltd and XL Capital Finance (Europe) plc may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the SEC. For additional information regarding XL Capital Ltd or XL Capital Finance (Europe) plc and the offered securities, please refer to the registration statement. Each time XL Capital Ltd or XL Capital Finance (Europe) plc sells securities it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also supplement or update information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

In this prospectus, and in the accompanying prospectus supplement, unless the context requires otherwise, “we,” “us” and “our” refer to XL Capital Ltd and its subsidiaries, “XL Capital” refers to XL Capital Ltd and not any of its subsidiaries and “XL Finance” refers to XL Capital Finance (Europe) plc.

WHERE YOU CAN FIND MORE INFORMATION

XL Capital and XL Finance have filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), a combined registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the “registration statement”) relating to the offered securities.

XL Capital

XL Capital is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files annual, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy any materials that XL Capital files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, such material can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, including XL Capital, that file electronically with the SEC. The address of the SEC’s Internet site is www.sec.gov.

XL Finance

XL Finance is not currently subject to the information reporting requirements of the Exchange Act. XL Finance is an indirect wholly-owned subsidiary of XL Capital and currently has no operations. XL Finance has not engaged in any activities other than those incidental to its formation, the issuance of a series of its senior debt securities in January 2002 and the lending or contributing of the proceeds of those senior debt securities to XL Capital and activities incidental to or connected with the foregoing. The outstanding senior debt securities of XL Finance are, and any future issuances of debt securities of XL Finance will be, fully and unconditionally guaranteed by XL Capital and by no other subsidiary of XL Capital. See “Description of XL Finance Senior Debt Securities.”

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows XL Capital to “incorporate by reference” into this prospectus the information it files with the SEC, which means that it can disclose important information to you by referring to another document filed separately with the SEC. The information that XL Capital files after the date of the initial registration statement and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus. The information that XL Capital files after the date of this prospectus with the SEC will automatically update and supersede this information. XL Capital incorporates by reference into this prospectus the documents listed below, which have been filed by XL Capital with the SEC (SEC file number 1-10804), and any future filings made by XL Capital pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering.

•	Annual Report on Form 10-K for the year ended December 31, 2007, filed on February 29, 2008;

•

Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 17, 2008, which added an exhibit, which incorporated by reference into the Form 10-K Syncora Holdings Ltd.’s (formerly Security Capital Assurance Ltd) separate audited financial statements for the year ended December 31, 2007; See “Risk Factors”;

•	Definitive Proxy Statement dated March 17, 2008, filed on March 17, 2008;

•

Quarterly Reports on Form 10-Q for the quarter ended March 31, 2008, filed on May 7, 2008, for the quarter ended June 30, 2008, filed on July 28, 2008 and for the quarter ended September 30, 2008, filed on November 3, 2008; and

•

Current Reports on Form 8-K filed on January 7, 2008, February 19, 2008, March 20, 2008, April 29, 2008, June 19, 2008, July 28, 2008 (other than Items 2.02 and 7.01 and exhibits incorporated in those Items) July 29, 2008, July 31, 2008, August 6, 2008, August 6, 2008, September 8, 2008, September 29, 2008 and October 10, 2008.

In addition, XL Capital incorporates by reference into this prospectus, the following document which has been filed with the SEC by Syncora Holdings Ltd. (formerly Security Capital Assurance Ltd):

•

Syncora Holdings Ltd.’s Current Report on Form 8-K filed on November 26, 2008 (which updates the financial statements included in XL Capital’s Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K for the year ended December 31, 2007).

Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus shall be considered to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that is or is considered to be incorporated by reference modifies or supersedes such statement. Any statement that is modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, at no cost upon his or her written or oral request, a copy of any of the documents that are incorporated by reference in this prospectus, other than exhibits to such documents that are not specifically incorporated by reference into such documents, and XL Capital’s, XL Finance’s constitutional documents. You may request such documents by contacting us at:

Investor Relations
XL Capital Ltd
XL House
One Bermudiana Road

Hamilton HM 11, Bermuda
Telephone: (441) 292-8515

None of XL Capital or XL Finance have authorized anyone to give any information or to represent anything not contained in this prospectus or in any of the materials that XL Capital or XL Finance have incorporated by reference in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of the date of this prospectus.

XL CAPITAL LTD

XL Capital, together with its subsidiaries, is a leading provider of insurance and reinsurance coverages and financial products and services to industrial, commercial and professional service firms, insurance companies and other enterprises on a worldwide basis.

XL Capital is incorporated in the Cayman Islands. XL Capital’s principal executive offices are located at XL House, One Bermudiana Road, Hamilton HM 11, Bermuda. XL Capital’s telephone number is (441) 292-8515. XL Capital’s website address is www.xlcapital.com. The information contained on XL Capital’s website is not incorporated by reference into this prospectus.

You can obtain additional information about us in the reports and other documents incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

XL CAPITAL FINANCE (EUROPE) PLC

XL Finance (formerly known as XL Finance (UK) plc) was incorporated as a public limited company under the laws of England and Wales on August 29, 2001 under the number 4278406. XL Finance’s registered offices are located at XL House, 70 Gracechurch Street, London EC3V 0XL, England. XL Finance’s telephone number is (44) 20 7933 7000. XL Finance is a wholly-owned subsidiary of XL Capital.

USE OF PROCEEDS

Except as may otherwise be described in the prospectus supplement relating to an offering of securities, the net proceeds from the sale of the securities included in this prospectus will be used for general corporate purposes. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF
EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

Our ratio of earnings to fixed charges and our ratio of earnings to combined fixed charges and preference dividends for each of the periods indicated is as follows:

	(Unaudited) Nine Months Ended September 30, 2008(2)	Fiscal Year Ended December 31,
		2007(2)	2006(2)	2005(2)		2004(1)(2)	2003(2)
Ratio of Earnings to Fixed Charges	3.2	3.1x	4.0x	(2.3	)x	4.8	2.8x
Ratio of Earnings to Combined Fixed Charges and Preference Dividends	2.6	2.8x	3.7x	(2.1	)x	4.2	2.4x

(1)

The ratios for the years ended December 31, 2004 and 2003, reflect the restatement of fixed charges based on the re-presentation of certain line items in the consolidated statements of income of XL Capital. This representation had no impact on net income.

(2)

We have computed the foregoing ratios by dividing (1) income from continuing operations before income taxes, minority interest and income or loss from equity investees plus the sum of fixed charges, amortization of capitalized interest and distributed income of equity investees, less minority interest in pre-tax income of subsidiaries that have not incurred fixed charges, by (2) the sum of fixed charges and, where indicated, preference dividends. Fixed charges consist of interest expense on all indebtedness (including amortization of deferred financing costs), an estimate of the interest within rental expense and accretion of deposit liability transactions.

XL Finance had no operations during the periods set forth above.

GENERAL DESCRIPTION OF THE OFFERED SECURITIES

XL Capital may offer from time to time under this prospectus, separately or together:

•	ordinary shares;

•	preference ordinary shares;

•	unsecured senior or subordinated debt securities;

•	warrants to purchase ordinary shares of XL Capital;

•	ordinary share purchase contracts; and

•

ordinary share purchase units, each representing ownership of one or more ordinary share purchase contracts and, as security for the holder’s obligation to purchase ordinary shares under the share purchase contract, any one or more of (1) debt securities of XL Capital (which may be senior or subordinated), (2) senior debt securities of XL Finance, fully and unconditionally guaranteed by XL Capital, (3) debt or equity obligations of third parties, including U.S. Treasury securities or (4) preference ordinary shares of XL Capital.

XL Finance may offer from time to time under this prospectus unsecured senior debt securities, which will be fully and unconditionally guaranteed by XL Capital.

References to “XL Capital,” “we,” “our” or “us” in “Description of XL Capital Preference Ordinary Shares,” “Description of XL Capital Ordinary Shares,” “Description of XL Capital Ordinary Share Warrants” and “Description of XL Capital Debt Securities,” refer solely to XL Capital Ltd and not its subsidiaries.

DESCRIPTION OF XL CAPITAL SHARE CAPITAL

General

The Articles of Association and Memorandum of Association of XL Capital provide that its authorized share capital is US$9,999,900 divided into 999,990,000 ordinary shares, par value $0.01 per share. The XL Capital ordinary shares are currently divided into five classes: Class A Ordinary Shares and Class B Ordinary Shares (together, the “ordinary shares”) and Series A Preference Ordinary Shares, Series B Preference Ordinary Shares and Series C Preference Ordinary Shares.

As of October 28, 2008, XL Capital’s issued and outstanding shares were approximately as follows:

Class of Shares	Shares
Class A Ordinary Shares	330,787,685
Series C Preference Ordinary Shares	20,000,000
Series E Preference Ordinary Shares	1,000,000

All issued and outstanding shares are fully paid and nonassessable.

DESCRIPTION OF XL CAPITAL PREFERENCE ORDINARY SHARES

General

We are authorized to issue up to 999,990,000 ordinary shares of our company, par value $0.01 per share. Without prejudice to any special rights previously conferred on the holders of existing shares, the board of directors has the power to issue our ordinary shares with such preferred, deferred or other special rights, terms or conditions, or such restrictions, whether in regard to dividends, voting, return of share capital, exchange for other classes of shares, exchangeability for other securities or otherwise as the board of directors may from time to time determine.

The following is a description of certain general terms and provisions of the preference ordinary shares that, following appropriate resolutions of the board of directors, we may issue with preferred rights (“preference ordinary shares”). The particular terms of any class or series of preference ordinary shares will be described in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series of preference ordinary shares; provided, that the information set forth in such prospectus supplement does not constitute material changes to the information herein such that it alters the nature of the offering or the securities offered.

The following summary of terms of our preference ordinary shares is not complete. You should refer to the provisions of our Memorandum of Association, our Articles of Association and the terms of each class or series of the preference ordinary shares which will be filed with the SEC at or prior to the time of issuance of such class or series of the preference ordinary shares and described in the applicable prospectus supplement.

Terms

The terms of each series of preference ordinary shares will be described in any prospectus supplement related to such class or series of preference ordinary shares.

The board of directors in approving the issuance of a class or series of preference ordinary shares shall determine, and the applicable prospectus supplement will set forth with respect to such class or series, the following:

•	whether dividends on that class or series of preference ordinary shares will be cumulative or non-cumulative;

•

the dividend rate and rights in respect of dividends on the preference ordinary shares of that class or series and whether the dividend rate is subject to reset (up to a specified maximum) under certain circumstances described, if applicable, in such prospectus supplement;

•	the liquidation preference per share of that class or series of preference ordinary shares, if any;

•	the voting powers, if any, of the preference ordinary shares of that class or series;

•	any redemption and sinking fund provisions applicable to that class or series of preference ordinary shares;

•	any conversion provisions applicable to that class or series of preference ordinary shares; and

•	the terms of any other preferences or other rights and limitations, if any, applicable to that class or series of preference ordinary shares.

Dividends

Holders of preference ordinary shares will be entitled to receive, when, as and if declared by the board of directors, cash dividends at the rates and on the dates as set forth in the applicable prospectus supplement. Except as set forth below, no dividends will be declared or paid on any class or series of preference ordinary shares unless full dividends for all classes or series of preference ordinary shares which have the same rank as, or rank senior to, such class or series of preference ordinary shares (including cumulative dividends still owing, if any) have been or contemporaneously are declared and paid. When those dividends are not paid in full, dividends will be declared pro rata so that the amount of dividends declared per share on that class or series of preference ordinary shares and on each other class or series of preference ordinary shares having the same rank as, or ranking senior to, that class or series of preference ordinary shares will in all cases bear to each other the same ratio that accrued dividends per share on that class or series of preference ordinary shares and the other preference ordinary shares bear to each other. In addition, generally, unless all dividends on the preference ordinary shares have been paid, no dividends will be declared or paid on the ordinary shares and generally we may not redeem or purchase any ordinary shares.

Voting Rights

The holders of the preference ordinary shares shall not, except as required by law or as set forth in the applicable prospectus supplement, have any right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of shareholders. On any matters on which the holders of the preference ordinary shares shall be entitled to vote, they shall be entitled to one vote for each share held.

Unless otherwise stated in the applicable prospectus supplement, if six or more full quarterly dividends (whether consecutive or not) on any series of preference ordinary shares shall be in arrears, then during such period, which we refer to herein as the “voting period,” the holders of a majority of the outstanding preference ordinary shares of all series so in arrears and having such right represented in person or by proxy at any meeting of our shareholders held for the election of directors during such voting period shall be entitled, as a class, to the exclusion of the holders of all other classes of our shares, to elect two of our directors, each preference ordinary share entitling the holder thereof to one vote.

Any director who shall have been elected by holders of preference ordinary shares, or by any director so elected as herein contemplated, may be removed at any time during a voting period, either for or without cause, by, and only by, the affirmative votes of the holders of record of a majority of the outstanding preference ordinary shares of all series given at a special meeting of such shareholders called for the purpose. Any vacancy thereby created may be filled during such voting period by the holders of preference ordinary shares of all series, present in person or represented by proxy at such meeting. Any director elected by holders of preference ordinary shares, or by any director so elected as herein contemplated, who dies, resigns or otherwise ceases to be a director shall, except as otherwise provided in the preceding sentence, be replaced by the remaining director theretofore elected by the holders of preference ordinary shares. At the end of the voting period, the holders of preference ordinary shares of all series shall be automatically divested of all voting power vested in them under this provision but subject always to the subsequent vesting of voting power in the holders of preference ordinary shares in the event of any similar cumulated arrearage in payment of quarterly dividends occurring thereafter. The term of all directors elected pursuant to this provision shall in all events expire at the end of the voting period.

In addition, unless a particular series of preference ordinary shares has been previously redeemed or called for redemption, certain transactions that would vary the rights of the holders of such series cannot be made without the approval of a special resolution in writing by the holders of 100% of such series or the sanction of a special resolution passed by two-thirds of the votes cast at a separate meeting of the holders of such series, subject to any requirements of Cayman Islands law.

Ranking

The preference ordinary shares will rank senior to our ordinary shares with respect to payment of dividends and amounts upon liquidation, dissolution or winding-up of XL Capital. Without the requisite vote of holders of the preference ordinary shares, as described above under “—Voting Rights,” no class or series of capital shares can be created ranking senior to the preference ordinary shares as to dividend rights or liquidation preference.

Liquidation Rights

In the event of our liquidation, dissolution or winding-up, the holders of preference ordinary shares of each series are entitled to receive out of our assets available for distribution to shareholders, before any distribution of assets is made to holders of ordinary shares or any other class or series of our capital shares (including any preferred shares) which is junior as to liquidation rights to our preference ordinary shares of such series, liquidating distributions in the amount set forth in the applicable prospectus supplement, plus dividends accrued and accumulated but unpaid to the date of such distribution. If, upon our liquidation, dissolution or winding-up, the amounts payable with respect to our preference ordinary shares of such series and any of our other preference ordinary shares ranking as to any such distribution on a parity with our preference ordinary shares of such series are not paid in full, the holders of our preference ordinary shares of such series and of such of our other preference ordinary shares will share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of preference ordinary shares will not be entitled to any further participation in any distribution of assets by us. Neither our consolidation or merger with another corporation nor a sale or transfer of all or part of our assets for cash or securities shall be considered a liquidation, dissolution or winding-up of XL Capital.

Redemption Provisions

The preference ordinary shares of each series will have such optional or mandatory redemption terms, if any, as shall be set forth in the applicable prospectus supplement.

Conversion and Exchange Rights

The preference ordinary shares, if convertible, will only be convertible into our ordinary shares, and will not be convertible into or exchangeable for securities of a third party. The terms and conditions, if any, upon which any series of our preference ordinary shares is convertible into ordinary shares or exchangeable into debt securities will be set forth in the applicable prospectus supplement relating to such series of preference ordinary shares. Such terms will include:

(1)	in the case such series of preference ordinary shares is convertible into ordinary shares:

(a)	the number of ordinary shares into which preference ordinary shares of such series are convertible;

(b)	the conversion price (or manner of calculation thereof);

(c)	the conversion period;

(d)	provisions as to whether conversion will be at the option of the holders of such series of preference ordinary shares or at our option or automatic;

(e)	the events requiring an adjustment of the conversion price; and

(f)	provisions affecting conversion in the event of the redemption of such series of preference ordinary shares; and

(2)	in the case such series of preference ordinary shares is exchangeable into debt securities:

(a)	the principal amount of debt securities into which preference ordinary shares of such series are exchangeable;

(b)	the exchange period; and

(c)	provisions as to whether the exchange will be at the option of the holders of such series of preference ordinary shares or at our option or automatic.

Miscellaneous

Our preference ordinary shares will have no preemptive rights. All of our preference ordinary shares, upon payment in full therefor, will be fully paid and nonassessable.

DESCRIPTION OF XL CAPITAL ORDINARY SHARES

General

The following description of our ordinary shares is a summary. This summary is not complete and is subject to the complete text of applicable laws and our Memorandum and Articles of Association.

Voting

The holders of our Class A Ordinary Shares are entitled to one vote per share while our Class B Ordinary Shares carry no voting rights. Our Articles of Association restrict the voting power of any shareholder to less than approximately 10% of total voting power.

Under the Cayman Islands Companies Law (the “Law”) and our Memorandum and Articles of Association, some matters, such as altering the Memorandum or the Articles of Association, changing the name of a company, voluntarily winding-up a company or removing a director, require approval of shareholders by a special resolution. A special resolution is a resolution (1) passed by a majority of not less than two-thirds of such shareholders as, being entitled to do so, vote in person or by proxy at a general meeting or (2) approved in writing by all shareholders entitled to vote at a general meeting of the company.

Dividend Rights

Subject to the Law and any rights and restrictions of any other class or series of shares, including our preference ordinary shares, the board of directors may from time to time declare dividends on the shares issued and authorize payment of the dividends out of our profit realized or unrealized or out of monies otherwise available for dividends in accordance with the Law. The board of directors may declare that any dividend be paid wholly or partly by the distribution of our shares and/or specific assets.

No dividends on the shares issued will be declared by our board of directors, or paid or set apart for payment by us, at any time during which the terms and provisions of any of our agreements, including any agreement relating to our indebtedness, or Cayman Islands law prohibit a declaration, payment or setting apart for payment of a dividend or provide that such a declaration, payment or setting apart for payment would constitute a breach or a default or not be permitted thereunder. No dividends on the shares issued will be declared or paid or set apart for payment if prohibited by law or regulation.

Our Articles of Association provide that no dividend shall be payable except out of our profits, realized or unrealized, or out of monies otherwise available for dividends in accordance with Cayman Islands law. Under Cayman Islands law, we may not lawfully declare or pay a dividend out of the share premium account if there are reasonable grounds for believing that we are, or would immediately following the payment of the dividend be, unable to pay our debts as they fall due in the ordinary course of business. In addition, our directors are, as a matter of prudence, required to ensure that any dividend declared or paid is not of an amount that reduces our reserves to a level that is not sufficient to meet the reserve requirements of our business.

Rights upon Liquidation

Upon our liquidation, after the payments to be made in accordance with the Law and the full amounts that holders of any issued shares ranking senior to the ordinary shares, including our preference ordinary shares, as to distribution on liquidation or winding-up are entitled to receive have been paid or set aside for payment, the holders of the ordinary shares are entitled to receive, pro rata, any remaining assets available for distribution to the holders of ordinary shares. The liquidator may deduct from the amount payable in respect of those ordinary shares any liabilities the holder has to or with us. The assets received by the holders of ordinary shares in a liquidation may consist in whole or in part of property. That property is not required to be of the same kind for all shareholders.

Stock Plans

Our incentive stock plan, the “1991 Performance Incentive Program,” provides for grants of non-qualified or incentive stock options, restricted stock awards, restricted stock units, performance shares, performance units and stock appreciation rights (“SARs”). The plan is administered by a Committee designated by the board of directors (the “Committee”). Stock options may be granted with or without SARs. Exercise prices (which cannot be less per share than the fair market value per share on the grant date) are established by the Committee at the date of grant. Options and SARs have a life of not longer than 10 years and vest as set forth by the Committee.

Restricted stock awards issued under the 1991 Performance Incentive Program vest over such period as the Committee may approve. These shares contain certain restrictions, prior to vesting, relating to, among other things, forfeiture in the event of termination of employment and transferability. Restricted stock issued under the plan totaled 737,042 shares, 798,862 shares and 895,484 shares in 2007, 2006 and 2005, respectively. Vesting for such shares generally occurs over a four year period from the date of issue.

We also have stock plans in place for our non-employee directors. We maintain the Amended and Restated Directors Stock & Option Plan, which provides for annual automatic grants of options to purchase 5,000 ordinary shares to each non-employee director in office immediately following our annual meeting. It also provides for automatic grants of options to purchase 5,000 shares to each non-employee director when he or she is first elected to the Board. The exercise price per share of each of the options is equal to the fair market value per ordinary share on the date of grant, the options vest immediately on the date of grant, and they are exercisable for ten years. Discretionary stock option grants may also be made to non-employee directors under the plan. The Directors Stock & Option Plan also provides for discretionary grants of restricted stock and restricted stock units to non-employee directors. Non-employee directors may also make an irrevocable election preceding the beginning of each calendar year to defer cash compensation that would otherwise be payable as their annual retainer in increments of 10% or receive their annual retainer fee currently in the form of shares instead of cash. Any deferred payments will be credited in the form of shares calculated by dividing 110% of the deferred payment by the market value of our stock on the date the fees would otherwise be payable. The shares are distributed in accordance with the terms of the plan. Shares issued under the plan totaled 3,653, 4,975 and 3,814 in 2007, 2006, and 2005, respectively.

A second stock plan, the Stock Plan for Non-employee Directors, provides for the crediting of share units, as of the day of each year that annual retainer fees are payable, determined by dividing the annual retainer fee by the fair market value of an ordinary share on the date the units are credited. These units receive dividends in the form of additional units equal to the cash value divided by the market price on the payment date. Benefits under the plan will be distributed in the form of our ordinary shares following termination of the director’s service on the Board. Share units totaling 8,688, 8,410 and 10,027 were issued in 2007, 2006 and 2005, respectively.

In 1999, we adopted our 1999 Performance Incentive Program under which 1,250,000 options were available and issued to employees who were not directors or executive officers. Our 1999 Performance Incentive Program is substantially similar to our 1991 Performance Incentive Program.

Classified Board

Our board of directors is divided into three classes that are elected for staggered three-year terms. A director may be removed by the shareholders without cause only by special resolution of the total voting power of our issued shares determined in accordance with our Articles of Association.

DESCRIPTION OF XL CAPITAL ORDINARY SHARE WARRANTS

General

XL Capital may issue ordinary share warrants independently or together with any securities offered by any prospectus supplement and such ordinary share warrants may be attached to or separate from such securities. Each series of ordinary share warrants will be issued under a separate warrant agreement to be entered into between XL Capital and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the certificates representing the ordinary share warrants and will not assume any obligation or relationship of agency or trust for or with any holders of ordinary share warrant certificates or beneficial owners of ordinary share warrants.

The following summaries of certain provisions of the warrant agreement and ordinary share warrant certificate are not complete. You should look at the warrant agreement relating to, and the ordinary share warrant certificate representing, a series of ordinary share warrants.

The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series; provided, that the information set forth in such prospectus supplement does not constitute material changes to the information herein such that it alters the nature of the offering or the securities offered. Ordinary share warrants for the purchase of ordinary shares will be offered and exercisable for U.S. dollars only and will be in registered form only.

Terms

An applicable prospectus supplement will set forth and describe other specific terms regarding each series of ordinary share warrants offered hereby, including:

(1)	the offering price;

(2)	the number of ordinary shares purchasable upon exercise of each such ordinary share warrant and the price at which such number of ordinary shares may be purchased upon such exercise;

(3)	the date on which the right to exercise such ordinary share warrants shall commence and the date on which such right shall expire; and

(4)	any other terms of such ordinary share warrants.

Exercise of Ordinary Share Warrants

Each ordinary share warrant will entitle the holder thereof to purchase such ordinary shares at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the offered ordinary share warrants. After the close of business on the expiration date of each ordinary share warrant or such later date to which such expiration date may be extended by us, unexercised ordinary share warrants will become void.

Ordinary share warrants may be exercised by delivering to the warrant agent payment as provided in the applicable prospectus supplement of the amount required to purchase the ordinary shares purchasable upon such exercise, together with certain information set forth on the reverse side of the ordinary share warrant certificate. Upon receipt of such payment and the ordinary share warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the ordinary shares purchasable upon such exercise. If fewer than all of the ordinary share warrants represented by such ordinary share certificate are exercised, a new ordinary share warrant certificate will be issued for the remaining amount of ordinary share warrants.

Amendments and Supplements to Warrant Agreement

The warrant agreement for a series of ordinary share warrants may be amended or supplemented without the consent of the holders of the ordinary share warrants issued thereunder to effect changes that are not inconsistent with the provisions of the ordinary share warrants and that do not adversely affect the interests of the holders of the ordinary share warrants.

Ordinary Share Warrant Adjustments

Unless otherwise indicated in the applicable prospectus supplement, the exercise price of, and the number of ordinary shares covered by, an ordinary share warrant are subject to adjustment in certain events, including:

(1)	the issuance of ordinary shares as a dividend or distribution on the ordinary shares;

(2)	certain subdivisions and combinations of the ordinary shares;

(3)

the issuance to all holders of ordinary shares of certain rights or warrants entitling them to subscribe for or purchase ordinary shares at less than the current market value, as defined in the applicable warrant agreement for such series of ordinary share warrants; and

(4)	the distribution to all holders of ordinary shares of certain evidences of our indebtedness or assets, other than certain cash dividends and distributions described below.

No adjustment in the exercise price of, and the number of ordinary shares covered by, an ordinary share warrant will be made for regular quarterly or other periodic or recurring cash dividends or distributions or for cash dividends or distributions to the extent paid from retained earnings. No adjustment will be required unless such adjustment would require a change of at least one percent in the exercise price and exercise rate then in effect; provided, however, that any such adjustment not so made will be carried forward and taken into account in any subsequent adjustment; provided, further, that any such adjustment not so made shall be made no later than three years after the occurrence of the event requiring such adjustment to be made or carried forward. Except as stated above, the exercise price of, and the number of ordinary shares covered by, an ordinary share warrant will not be adjusted for the issuance of ordinary shares or any securities convertible into or exchangeable for ordinary shares, or securities carrying the right to purchase any of the foregoing.

In the case of:

(1)	a reclassification or change of the ordinary shares;

(2)	certain consolidation or merger events involving us; or

(3)	a sale or conveyance to another corporation of our property and assets as an entirety or substantially as an entirety;

in each case as a result of which holders of our ordinary shares shall be entitled to receive stock, securities, other property or assets (including cash) with respect to or in exchange for such ordinary shares, the holders of the ordinary share warrants then outstanding will be entitled thereafter to convert such ordinary share warrants into the kind and amount of ordinary shares and other securities or property which they would have received upon such reclassification, change, consolidation, merger, sale or conveyance had such ordinary share warrants been exercised immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.

DESCRIPTION OF XL CAPITAL ORDINARY SHARE PURCHASE
CONTRACTS AND ORDINARY SHARE PURCHASE UNITS

XL Capital may issue share purchase contracts, representing contracts obligating holders to purchase from XL Capital, and obligating XL Capital to sell to the holders, or holders to sell to XL Capital and XL Capital to purchase from the holders, a fixed or varying number of ordinary shares at a future date or dates. The price per ordinary share may be fixed at the time the share purchase contracts are entered into or may be determined by reference to a specific formula set forth in the share purchase contracts. Any share purchase contract may include anti-dilution provisions to adjust the number of shares to be delivered pursuant to such share purchase contract upon the occurrence of certain events. The share purchase contracts may be entered into separately or as a part of share purchase units consisting of one or more share purchase contracts and any one or more of:

(1)	debt securities of XL Capital (which may be senior or subordinated);

(2)	senior debt securities of XL Finance, fully and unconditionally guaranteed by XL Capital;

(3)	preference ordinary shares of XL Capital; or

(4)	debt or equity obligations of third parties, including U.S. Treasury securities.

The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The share purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid share purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original share purchase contract. Any one or more of the above securities, ordinary shares or the share purchase contracts or other collateral may be pledged as security for the holders’ obligations to purchase or sell, as the case may be, the ordinary shares under the share purchase contracts. The share purchase contracts may also allow the holders, under certain circumstances, to obtain the release of the security for their obligations under such contracts by depositing with the collateral agent, as substitute collateral, treasury securities with a principal amount at maturity equal to the collateral so released or the maximum number of ordinary shares deliverable by such holders under ordinary share purchase contracts requiring the holders to sell ordinary shares to XL Capital.

The applicable prospectus supplement will describe the terms of any share purchase contracts or share purchase units and, if applicable, prepaid share purchase contracts. The description in the prospectus supplement will be qualified in its entirety by reference to (1) the share purchase contracts, (2) the collateral arrangements and depositary arrangements, if applicable, relating to such share purchase contracts or share purchase units and (3) if applicable, the prepaid share purchase contracts and the document pursuant to which such prepaid share purchase contracts will be issued.

DESCRIPTION OF XL CAPITAL DEBT SECURITIES

General

XL Capital may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates. Senior debt securities and subordinated debt securities may be issued pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and a trustee qualified under the Trust Indenture Act. Such indentures are subject to such amendments or supplements as may be adopted from time to time. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an “indenture” and collectively as the “indentures.” Each indenture is subject to and governed by the Trust Indenture Act. The aggregate principal amount of debt securities which may be issued under each indenture is unlimited and each indenture provides that the specific terms of any series of debt securities will be set forth in, or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.

The statements made below relating to the debt securities and the indentures are summaries of the material provisions thereof and are subject to, and are qualified by reference to, the provisions of the applicable indenture and any applicable U.S. federal income tax considerations as well as any applicable supplements to the terms described below in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series of debt securities; provided, that the information set forth in such prospectus supplement does not constitute material changes to the information herein such that it alters the nature of the offering or the securities offered.

Terms

The debt securities will be our unsecured obligations.

The senior debt securities will rank equal in right of payment with all our other unsecured and unsubordinated indebtedness.

The subordinated debt securities will be subordinated in right of payment to the prior payment in full of all our senior indebtedness, which is defined in the section called “Ranking of Debt Securities” below.

The specific terms of each series of debt securities will be set forth in the applicable prospectus supplement relating thereto, including the following, as applicable:

(1)

the title of such debt securities, whether such debt securities are offered pursuant to a medium term notes program, and whether such debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;

(2)	the aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

(3)

the price (expressed as a percentage of the principal amount thereof) at which such debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or, if applicable, the portion of the principal amount of such debt securities that is convertible into ordinary shares or preference ordinary shares or the method by which any such portion shall be determined;

(4)

if convertible into our ordinary shares or preference ordinary shares or another entity’s common stock or preferred stock, as the case may be, the terms on which such debt securities are convertible, including the initial conversion price, the conversion period, any events requiring an adjustment of the applicable conversion price and any requirements relating to the reservation of such ordinary shares or preference ordinary shares for purposes of conversion;

(5)	the date(s), or the method for determining such date or dates, on which the principal of such debt securities will be payable and, if applicable, the terms on which such maturity may be extended;

(6)

the rate(s) (which may be fixed or floating), or the method by which such rate or rates shall be determined, at which such debt securities will bear interest, if any, including, if applicable, that such debt securities will bear interest at an increased rate (up to a specified maximum) upon the occurrence of an event of default and/or under certain circumstances described in the applicable prospectus supplement (which may include, among other things, a reduction in the trading price of our ordinary shares below certain levels for a minimum period of time);

(7)

the date(s), or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which such dates shall be determined, the persons to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(8)

the place(s) where the principal of and interest, if any, on such debt securities will be payable, where such debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us in respect of such debt securities and the applicable indenture may be served;

(9)

the period(s), if any, within which, the price or prices at which and the other terms and conditions upon which such debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, as a whole or in part, at our option;

(10)

our obligation, if any, to redeem, repay or repurchase such debt securities pursuant to any sinking fund (as defined in the applicable supplemental indenture) or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligations;

(11)

if other than U.S. dollars, the currency or currencies in which the principal of and interest, if any, on such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

(12)

whether the amount of payments of principal of or interest, if any, on such debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not, be based on the yield on or trading price of other securities, including United States Treasury securities, or on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which such amounts shall be determined;

(13)

whether the principal of or interest, if any, on the debt securities of the series is to be payable, at our election or the election of a holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such debt securities are denominated or stated to be payable and the period or periods within which, and the terms and conditions upon which, such election may be made;

(14)	provisions, if any, granting special rights to the holders of debt securities of the series upon the occurrence of such events as may be specified;

(15)

any deletions from, modifications of or additions to the events of default or our covenants with respect to debt securities of the series, whether or not such events of default or covenants are consistent with the events of default or covenants described herein;

(16)

whether debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form and, if so, whether beneficial owners of interests in any such security in permanent global form may exchange such interests for debt securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the applicable indenture, and, if debt securities of the series are to be issuable as a global security, the identity of the depository for such series;

(17)	the applicability, if any, of the defeasance and covenant defeasance provisions of the applicable indenture to the debt securities of the series;

(18)	if exchangeable into another series of debt securities of XL Capital, the terms on which such debt securities are exchangeable; and

(19)	any other terms of the series of debt securities and any additions to the applicable indenture.

The debt securities, if convertible or exchangeable, will not be convertible into or exchangeable for securities of a third party.

If the applicable prospectus supplement provides, the debt securities may be issued at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. In such cases, all material U.S. federal income tax considerations will be described in the applicable prospectus supplement.

Except as may be set forth in the applicable prospectus supplement, the debt securities will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection from transactions involving us, including a highly leveraged transaction involving us or a change in control. The applicable prospectus supplement will contain information with respect to any additions to the events of default or covenants described below, including any addition of a covenant or other provision providing event risk or similar protection.

Denomination, Interest, Registration and Transfer

We will issue the debt securities of each series only in registered form, without coupons, in denominations of $2,000, or in such other currencies or denominations as may be set forth in the applicable supplemental indenture or specified in, or pursuant to, an authorizing resolution, if any, relating to such series of debt securities.

The principal of and interest, if any, on any series of debt securities will be payable at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. However, at our option, interest payment may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such debt securities.

Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series:

•

will be exchangeable for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and tenor upon surrender of such debt securities at the trustee’s corporate trust office or at the office of any registrar designated by us for such purpose; and

•	may be surrendered for registration of transfer or exchange thereof at the corporate trust office of the trustee or at the office of any registrar designated by us for such purpose.

No service charge will be made for any registration of transfer or exchange, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers and exchanges. We may act as registrar and may change any registrar without notice.

Certain Covenants

The applicable prospectus supplement will describe any material covenants in respect of a series of debt securities that are not described in this prospectus.

Provisions Applicable to All Debt Securities

Unless otherwise indicated in the applicable prospectus supplement, senior debt securities and subordinated debt securities will include the provisions described below.

Merger, Consolidation or Sale of Assets

We may not (1) consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, (2) permit any person to consolidate with or merge into us or (3) permit any person to convey, transfer, sell or lease that person’s properties and assets substantially as an entirety to us unless:

•

in the case of (1) and (2) above, if we are not the surviving person, such surviving person is an entity organized and existing under the laws of the United States of America (including any State thereof or the District of Columbia), the United Kingdom, the Cayman Islands, Bermuda or any country which is, on the date of the applicable prospectus supplement and supplemental indenture, a member of the Organisation for Economic Co-operation and Development or the European Union and the surviving person assumes the payment of the principal of, premium, if any, and interest on the debt securities and the performance of our other covenants under the applicable indenture; and

•

in all cases, immediately after giving effect to the transaction, no event of default, and no event that, after notice or lapse of time or both, would become an event of default, will have occurred and be continuing.

Provisions Applicable to Senior Debt Securities Only

Unless otherwise indicated in the applicable prospectus supplement, senior debt securities will include the provisions described below.

A “change in control” will be deemed to have occurred at such time as:

(1)

any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of our capital stock entitling the person to exercise 50% or more of the total voting power of all shares of our capital stock that is entitled to vote generally in elections of directors, other than an acquisition by us, any of our subsidiaries or any of our employee benefit plans and other than any transaction contemplated by the second bullet point of clause (2) below; or

(2)

we merge or consolidate with or into any other person (other than a subsidiary), another person (other than a subsidiary) merges into us, or we convey, sell, transfer or lease all or substantially all of our assets to another person (other than a subsidiary), other than any transaction:

•

that does not result in a reclassification, conversion, exchange or cancellation of our outstanding ordinary shares (other than the cancellation of any of our outstanding ordinary shares held by the person with whom we merge or consolidate), or

•

pursuant to which the holders of our ordinary shares immediately prior to the transaction are entitled to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after the transaction, or

•

which is effected solely to change our jurisdiction of incorporation and results in a reclassification, conversion or exchange of our outstanding ordinary shares solely into shares of common stock of the surviving entity.

However, a change in control will not be deemed to have occurred if either:

(A) in the case of debt securities that are convertible into ordinary shares of XL Capital, the closing price for our ordinary shares for any five trading days within the period of 10 consecutive trading days ending immediately after the later of the change in control or the public announcement of the change in control, in the case of a change in control relating to an acquisition of capital stock, or the period of 10 consecutive trading days ending immediately before the change in control, in the case of a change in control relating to a merger, consolidation or asset sale, equals or exceeds 105% of the average of the closing prices for such convertible debt securities on each of such trading days; or

(B) all of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in a merger or consolidation otherwise constituting a change in control under clause (1) and/or clause (2) above consists of shares of common stock traded on a national securities exchange or quoted on the Nasdaq National Market (or will be so traded or quoted immediately following the merger or consolidation).

Ranking of Debt Securities

General

We currently conduct substantially all of our operations through our subsidiaries and our subsidiaries generate substantially all of our operating income and cash flow. As a result, distributions and advances from our subsidiaries are the principal source of funds necessary to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries’ financial condition and operating and regulatory requirements, may limit our ability to obtain cash from our subsidiaries that we require to pay our debt service obligations. For a description of certain regulatory restrictions on the payment of dividends by our subsidiaries, see Item 1 “Business—Regulations” included in our Form 10-K for the year ended December 31, 2007, which is incorporated by reference in this Prospectus. In addition, because we are a holding company, holders of the debt securities will have a junior position to the claims of creditors of our subsidiaries on their assets and earnings.

Senior debt securities

The senior debt securities will be our unsecured unsubordinated obligations and will:

•	rank equal in right of payment with all our other unsecured and unsubordinated indebtedness;

•	be effectively subordinated in right of payment to all our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•	be effectively subordinated to all of our subsidiaries’ indebtedness and all mandatorily redeemable preferred stock of our subsidiaries.

As of September 30, 2008, the aggregate amount of our outstanding consolidated indebtedness for money borrowed was approximately $3.2 billion. All such outstanding indebtedness is unsecured and unsubordinated. As of September 30, 2008, there was no outstanding indebtedness for money borrowed of our subsidiaries (other than XL Finance), which would effectively rank senior to the senior debt issued under the senior debt indenture.

Except as otherwise set forth in the applicable senior indenture or specified in an authorizing resolution and/or supplemental indenture, if any, relating to a series of senior debt securities to be issued, there are no limitations in the senior indenture on the amount of additional indebtedness which may rank equal with the senior debt securities or on the amount of indebtedness, secured or otherwise, which may be incurred or preferred stock which may be issued by any of our subsidiaries.

Subordinated debt securities

The subordinated debt securities will be our unsecured subordinated obligations. Unless otherwise provided in the applicable prospectus supplement, the payment of principal of, interest on and all other amounts owing in respect of the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash of principal of, interest on and all other amounts owing in respect of all of our senior indebtedness. Upon any payment or distribution of our assets of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of our assets or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to us or our property, whether voluntary or involuntary, all principal of, interest on and all other amounts due or to become due shall be paid, first, to all senior indebtedness in full in cash, or such payment duly provided for to the satisfaction of the holders of senior indebtedness, before any payment or distribution of any kind or character is made on account of any principal of, interest on or other amounts owing in respect of the subordinated debt securities, or for the acquisition of any of the subordinated debt securities for cash, property or otherwise.

As of September 30, 2008, the aggregate amount of our outstanding consolidated indebtedness for money borrowed was approximately $3.2 billion. All such outstanding indebtedness is unsecured and unsubordinated. As of September 30, 2008, there was no outstanding indebtedness for money borrowed of our subsidiaries (other than XL Finance), which would effectively rank senior to the subordinated debt that may be issued under the subordinated debt indenture.

If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any senior indebtedness, no payment of any kind or character shall be made by us or any other person on our or their behalf with respect to any principal of, interest on or other amounts owing in respect of the subordinated debt securities or to acquire any of the subordinated debt securities for cash, property or otherwise.

If any other event of default occurs and is continuing with respect to any senior indebtedness, as such event of default is defined in the instrument creating or evidencing such senior indebtedness, permitting the holders of such senior indebtedness then outstanding to accelerate the maturity thereof and if the representative (as defined in the applicable indenture) for the respective issue of senior indebtedness gives written notice of the event of default to the trustee (a “default notice”), then, unless and until all events of default have been cured or waived or have ceased to exist or the trustee receives notice from the representative for the respective issue of senior indebtedness terminating the blockage period (as defined below), during the 179 days after the delivery of such default notice (the “blockage period”), neither we nor any other person on our behalf shall:

(1)	make any payment of any kind or character with respect to any principal of, interest on or other amounts owing in respect of the subordinated debt securities; or

(2)	acquire any of the subordinated debt securities for cash, property or otherwise.

Notwithstanding anything herein to the contrary, in no event will a blockage period extend beyond 179 days from the date the payment on the subordinated debt securities was due and only one such blockage period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any blockage period with respect to the senior indebtedness shall be, or be made, the basis for commencement of a second blockage period by the representative of such senior indebtedness whether or not within a period of 360 consecutive days unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such blockage period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

The subordinated indentures do not, and any supplemental subordinated indenture will not, restrict the amount of our or our subsidiaries’ senior indebtedness or other indebtedness. As a result of the foregoing provisions, in the event of our insolvency, holders of the subordinated debt securities may recover ratably less than our general creditors.

“senior indebtedness,” unless otherwise specified in one or more applicable supplemental indentures or approved pursuant to a board resolution in accordance with the applicable indenture, means, with respect to us,

(1)

the principal (including redemption payments), premium, if any, interest and other payment obligations in respect of (A) our indebtedness for money borrowed and (B) our indebtedness evidenced by securities, debentures, bonds, notes or other similar instruments issued by us, including any such securities issued under any deed, indenture or other instrument to which we are a party (including, for the avoidance of doubt, indentures pursuant to which senior debt securities have been or may be issued);

(2)	all of our capital lease obligations;

(3)

all of our obligations issued or assumed as the deferred purchase price of property, all of our conditional sale obligations, all of our hedging agreements and agreements of a similar nature thereto and all agreements relating to any such agreements, and all of our obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(4)	all of our obligations for reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

(5)	all obligations of the type referred to in clauses (1) through (4) above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise;

(6)	all obligations of the type referred to in clauses (1) through (5) above of other persons secured by any lien on any of our property or assets (whether or not such obligation is assumed by us); and

(7)

any deferrals, amendments, renewals, extensions, modifications and refundings of all obligations of the type referred to in clauses (1) through (6) above, in each case whether or not contingent and whether outstanding at the date of effectiveness of the applicable supplemental indenture or thereafter incurred;

except, in each case, for the subordinated debt securities and any such other indebtedness or deferral, amendment, renewal, extension, modification or refunding that contains express terms, or is issued under a deed, indenture or other instrument that contains express terms, providing that it is subordinate to or ranks equal with the subordinated debt securities.

Such senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions of the applicable indenture irrespective of any amendment, modification or waiver of any term of such senior indebtedness and notwithstanding that no express written subordination agreement may have been entered into between the holders of such senior indebtedness and the trustee or any of the holders.

Discharge and Defeasance

Under the terms of the indentures, we will be discharged from any and all obligations in respect of the debt securities of any series and the applicable indenture (except in each case for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold moneys for payment in trust) if:

(1)	we deliver all outstanding debt securities of such series to the trustee for cancellation and pay all sums payable by us under such debt securities and the indenture with respect to such series; or

(2)

such debt securities either have become due and payable or will become due and payable within one year (or are scheduled for redemption within one year) and we deposit with the debt securities trustee, in trust:

(a)

in the case of any debt securities of any series denominated in U.S. dollars, cash or U.S. government obligations sufficient to pay all principal of and interest and premium, if any, on such debt securities; and

(b)

in the case of any debt securities of any series denominated in any currency other than U.S. dollars, an amount of the applicable currency in which such debt securities are denominated sufficient to pay all principal of and interest and premium, if any, on such debt securities.

In addition, unless the applicable prospectus supplement and supplemental indenture provide otherwise, we may elect either (1) to defease and be discharged from any and all obligations with respect to such debt securities (“defeasance”) or (2) to be released from our obligations with respect to such debt securities under certain covenants in the applicable indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”):

(1)	by delivering all outstanding debt securities of such series to the trustee for cancellation and paying all sums payable by us under such debt securities and the indenture with respect to such series;

(2)	by delivering to the trustee an officers’ certificate as to solvency and the absence of intent of preferring holders of the debt securities over our other creditors; and

(3)	after giving notice to the trustee of our intention to defease all of the debt securities of such series, by irrevocably depositing with the trustee or a paying agent

(a)	in the case of any debt securities of any series denominated in U.S. dollars, cash or U.S. government obligations sufficient to pay all principal of and interest on such debt securities; and

(b)

in the case of any debt securities of any series denominated in any currency other than U.S. dollars, an amount of the applicable currency in which the debt securities are denominated sufficient to pay all principal of and interest on such debt securities.

Such a trust may only be established if, among other things:

(1)

the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which we are a party or by which we are bound;

(2)

no event of default or event which with notice or lapse of time or both would become an event of default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to defeasance only, no bankruptcy proceeding with respect to us will have occurred and be continuing at any time during the period ending on the 91st day after such date; and

(3)

we have delivered to the trustee an opinion of counsel (as specified in the applicable supplemental indenture) to the effect that the holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us, a Revenue Ruling published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the applicable supplemental indenture.

In the event we effect covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any event of default, other than an event of default with respect to any covenant as to which there has been covenant defeasance, the government obligations on deposit with the trustee will be sufficient to pay amounts due on such debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default.

Modification and Waiver

We, when authorized by a board resolution, and the trustee may modify, amend and/or supplement the applicable indenture and the applicable debt securities with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all series affected thereby (voting as a single class); provided, however, that such modification, amendment or supplement may not, without the consent of each holder of the debt securities affected thereby:

(1)	change the stated maturity of the principal of or any premium or any installment of interest with respect to the debt securities;

(2)	reduce the principal amount of, or the rate of interest on or any premium payable upon the redemption of, the debt securities;

(3)	change the currency of payment of principal of or interest on the debt securities;

(4)	change the redemption provisions, if any, of any debt securities in any manner adverse to the holders of such series of debt securities;

(5)	impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities;

(6)	reduce the above-stated percentage of holders of the debt securities of any series necessary to modify or amend the indenture relating to such series;

(7)	in the case of any subordinated indenture, modify the subordination provisions thereof in a manner adverse to the holders of such subordinated debt securities then outstanding;

(8)

in the case of any convertible debt securities, adversely affect the right to convert such debt securities into ordinary shares or preference ordinary shares in accordance with the provisions of the applicable indenture;

(9)

modify or change any provision of the applicable indenture or the related definitions affecting the ranking of the applicable series of senior debt securities in a manner which adversely affects the holders of such senior debt securities; or

(10)	modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive any covenant or past default.

Holders of not less than a majority in principal amount of the outstanding debt securities of all series affected thereby (voting as a single class) may waive certain past defaults and may waive compliance by us with any provision of the indenture relating to such debt securities (subject to the immediately preceding sentence); provided, however, that:

(1)

without the consent of each holder of debt securities affected thereby, no waiver may be made of a default in the payment of the principal of or interest on any debt security or in respect of a covenant or provision of the indenture that expressly states that it cannot be modified or amended without the consent of each holder affected; and

(2)

only the holders of a majority in principal amount of debt securities of a particular series may waive compliance with a provision of the indenture relating to such series or the debt securities of such series having applicability solely to such series.

We, when authorized by a board resolution, and the trustee may amend or supplement the indentures or waive any provision of such indentures and the debt securities without the consent of any holders of debt securities in some circumstances, including:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to make any change that does not, in the good faith opinion of our board of directors and the trustee, adversely affect the interests of holders of such debt securities in any material respect;

•	to provide for the assumption of our obligations under the applicable indenture by a successor upon any merger, consolidation or asset transfer permitted under the applicable indenture;

•	to provide any security for or guarantees of such debt securities;

•	to add events of default with respect to such debt securities;

•	to add covenants that would benefit the holders of such debt securities or to surrender any rights or powers we have under the applicable indenture;

•

to make any change necessary for the registration of the debt securities under the Securities Act or to comply with the Trust Indenture Act, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of the applicable indenture under the Trust Indenture Act; provided, however, that such modification or amendment does not, in the good faith opinion of our board of directors and the trustee, adversely affect the interests of the holders of such debt securities in any material respect;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

•

to add to or change any of the provisions of the applicable indenture to such extent as shall be necessary to permit or facilitate the issuance of the debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•

to change or eliminate any of the provisions of the applicable indenture, provided, however, that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

•	to establish the form or terms of debt securities of any series as permitted by the applicable indenture; or

•

to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts under the applicable indenture by more than one trustee, pursuant to the requirements of the applicable indenture.

Events of Default and Notice Thereof

The following events are “events of default” with respect to any series of debt securities issued hereunder:

(1)	failure to pay interest on any debt securities of such series within 60 days of when due or principal of any debt securities of such series when due (including any sinking fund installment);

(2)

failure to perform any other agreement contained in the debt securities of such series or the indenture relating to such series (other than an agreement relating solely to another series of debt securities) for 60 days after notice; and

(3)	certain events of bankruptcy, insolvency or reorganization with respect to us.

Additional or different events of default, if any, applicable to the series of debt securities in respect of which this prospectus is being delivered will be specified in the applicable prospectus supplement.

The trustee under such indenture shall, within 90 days after the occurrence of any default (the term “default” to include the events specified above without grace or notice) with respect to any series of debt securities actually known to it, give to the holders of such debt securities notice of such default; provided, however, that, except in the case of a default in the payment of principal of or interest on any of the debt securities of such series or in the payment of a sinking fund installment, the trustee for such series shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of such debt securities; and provided, further, that in the case of any default of the character specified in clause (2) above with respect to debt securities of such series, no such notice to holders of such debt securities will be given until at least 30 days after the occurrence thereof. We shall certify to the trustee quarterly as to whether any default exists.

In the case that an event of default, other than an event of default resulting from bankruptcy, insolvency or reorganization, with respect to any series of debt securities shall occur and be continuing, the trustee for such series or the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding, by notice in writing to us (and to the trustee for such series if given by the holders of the debt securities of such series), will be entitled to declare all unpaid principal of and accrued interest on such debt securities then outstanding to be due and payable immediately.

In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on all debt securities of such series then outstanding shall be due and payable immediately without any declaration or other act on the part of the trustee for such series or the holders of any debt securities of such series.

Such acceleration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of or interest on the debt securities of such series) may be waived by the holders of a majority in principal amount of the debt securities of such series then outstanding upon the conditions provided in the applicable indenture.

No holder of the debt securities of any series issued thereunder may pursue any remedy under such indenture unless the trustee for such series shall have failed to act after, among other things, notice of an event of default and request by holders of at least 25% in principal amount of the debt securities of such series in respect of which the event of default has occurred and the offer to the trustee for such series of indemnity satisfactory to it; provided, however, that such provision does not affect the right to sue for enforcement of any overdue payment on such debt securities.

Conversion and Exchange Rights

The terms and conditions, if any, upon which the debt securities of any series will be convertible into our ordinary shares or preference ordinary shares or upon which the senior debt securities of any series will be exchangeable for another series of our debt securities will be set forth in the prospectus supplement relating thereto. Such terms will include the conversion or exchange price (or manner of calculation thereof), the conversion or exchange period, provisions as to whether conversion or exchange will be at the option of the holders of such series of debt securities or at our option or automatic, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange in the event of the redemption of such series of debt securities. The debt securities, if convertible or exchangeable, will not be convertible into or exchangeable for securities of a third party.

The Trustee

Subject to the terms of the applicable indenture, the trustee for each series of debt securities is The Bank of New York Mellon. Each indenture contains certain limitations on the right of the trustee, as our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

The trustee may resign at any time with respect to each series of debt securities by giving written notice thereof to us. The trustee may be removed at any time with respect to each series of debt securities by the holders of a majority in principal amount of the outstanding securities of such series delivered to the trustee and to us. In addition, we may also remove the trustee with or without cause if we so notify the trustee thirty days in advance and if no default occurs or is continuing during the thirty-day period.

Subject to the terms of the applicable indenture, the holders of a majority in principal amount of all outstanding debt securities of a series (or if more than one series is affected thereby, of all series so affected, voting as a single class) have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the trustee for such series or all such series so affected.

In case an event of default shall occur (and shall not be cured) under any indenture relating to a series of debt securities and is actually known to a responsible officer of the trustee for such series, such trustee shall exercise such of the rights and powers vested in it by such indenture and use the same degree of care and skill in such exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the trustee will not be under any obligation to exercise any of its rights or powers under the applicable indenture at the request of any of the holders of debt securities unless they shall have offered to the trustee security and indemnity satisfactory to it.

Governing Law

The indentures and the debt securities are governed by the laws of the State of New York.

Global Securities; Book-Entry System

We may issue the debt securities of any series in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, a depositary (the “depositary”) identified in the prospectus supplement relating to such series. “Global securities” represent in the aggregate the total principal or face amount of the securities and, once on deposit with a depositary, allow trading of the securities through the depositary’s book-entry system (as further described below). Global securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company (“DTC”), as depositary. Global securities will be issued in fully registered form and may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any nominee of such depositary to a successor depositary or any nominee of such successor.

The specific terms of the depositary arrangement with respect to any series of debt securities will be described in the prospectus supplement relating to such series. We expect that unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to depositary arrangements.

Upon the issuance of a global security, the depositary for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with such depositary (“participants”). Such accounts will be designated by the underwriters, dealers or agents with respect to such debt securities or by us if such debt securities are offered directly by us. Ownership of beneficial interests in such global security will be limited to participants or persons that may hold interests through participants.

We expect that, pursuant to procedures established by DTC, ownership of beneficial interests in any global security with respect to which DTC is the depositary will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of participants) and records of participants (with respect to beneficial interests of persons who hold through participants). Neither we nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interests in a global security.

So long as the depositary for a global security or its nominee is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the trustee thereunder. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depositary must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if it requests any action of holders or if an owner of a beneficial interest in a global security desires to take any action which a holder is entitled to take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to take such action, and such participants would authorize beneficial owners through such participants to take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of, and any interest on, individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to or at the direction of the depositary or its nominee, as the case may be, as the registered owner of the global security under the applicable indenture. Under the terms of the applicable indenture, we and the trustee may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither we nor the trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of debt securities (including principal and interest). We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depositary or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depositary to determine the amount of the interest of each participant in such debt securities to be redeemed by lot. None of us, the trustee, any paying agent or the registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such debt securities or for maintaining any records with respect thereto.

Neither we nor the trustee will be liable for any delay by the holders of a global security or the depositary in identifying the beneficial owners of debt securities and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depositary for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

If a depositary for any debt securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue individual debt securities in exchange for the global security representing such debt securities.

All moneys paid by us to a paying agent or a trustee for the payment of the principal of or interest on any debt security which remain unclaimed at the end of two years after such payment has become due and payable will be repaid to us, and the holder of such debt security thereafter may look only to us for payment thereof.

DESCRIPTION OF XL FINANCE SENIOR DEBT SECURITIES

General

In this section, references to “XL Finance,” “we,” “our” or “us” refer solely to XL Capital Finance (Europe) plc.

XL Finance may issue senior debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the senior debt securities to which it relates. Senior debt securities may be issued pursuant to a senior indenture between us and a trustee qualified under the Trust Indenture Act. Such indenture is subject to such amendments or supplements as may be adopted from time to time. The senior indenture, as amended or supplemented from time to time, is sometimes referred to as an “indenture.” The indenture is subject to and governed by the Trust Indenture Act. The aggregate principal amount of senior debt securities which may be issued under the indenture is unlimited and the indenture provides that the specific terms of any series of senior debt securities will be set forth in, or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.

The statements made below relating to the senior debt securities and the indenture are summaries of the material provisions thereof and are subject to, and are qualified by reference to, all of the provisions of the indenture and any applicable U.S. federal income tax considerations as well as any applicable supplements to the terms described below in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series of senior debt securities; provided, that the information set forth in such prospectus supplement does not constitute material changes to the information herein such that it alters the nature of the offering or the securities offered.

Terms

The senior debt securities will be the direct, unsecured and unsubordinated obligations of XL Finance and will be fully and unconditionally guaranteed by XL Capital, the guarantor. The senior debt securities will rank equal in right of payment with all of XL Finance’s other unsecured and unsubordinated indebtedness.

The specific terms of each series of senior debt securities will be set forth in the applicable prospectus supplement relating thereto, including the following, as applicable:

(1)	the title of such senior debt securities;

(2)	the aggregate principal amount of such senior debt securities and any limit on such aggregate principal amount;

(3)

the price (expressed as a percentage of the principal amount thereof) at which such senior debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof;

(4)

the date(s), or the method for determining such date or dates, on which the principal of such senior debt securities will be payable and, if applicable, the terms on which such maturity may be extended;

(5)

the rate(s) (which may be fixed or floating), or the method by which such rate or rates shall be determined, at which such senior debt securities will bear interest, if any, including if applicable, that such debt securities will bear interest at an increased rate (up to a specified maximum) upon the occurrence of an event of default and/or under certain circumstances described in the applicable prospectus supplement (which may include, among other things, a reduction in the trading price of XL Capital’s ordinary shares below certain levels for a minimum period of time);

(6)

the date(s), or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which such dates shall be determined, the persons to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(7)

the place(s) where the principal of and interest, if any, on such senior debt securities will be payable, where such senior debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon XL Finance in respect of such senior debt securities and the indenture may be served;

(8)

the period(s), if any, within which, the price or prices at which and the other terms and conditions upon which such senior debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, as a whole or in part, at XL Finance’s option;

(9)

XL Finance’s obligation, if any, to redeem, repay or purchase such senior debt securities pursuant to any sinking fund (as defined in the indenture) or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which such senior debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligations;

(10)

if other than U.S. dollars, the currency or currencies in which the principal of and interest, if any, on such senior debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

(11)

whether the amount of payments of principal of or interest, if any, on such senior debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not, be based on the yield on or trading price of other securities, including United States Treasury securities, or on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which such amounts shall be determined;

(12)

whether the principal of or interest, if any, on the senior debt securities of the series is to be payable, at our election or the election of a holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such senior debt securities are denominated or stated to be payable and the period or periods within which, and the terms and conditions upon which, such election may be made;

(13)	provisions, if any, granting special rights to the holders of senior debt securities of the series upon the occurrence of such events as may be specified;

(14)

any deletions from, modifications of or additions to the events of default or our covenants with respect to debt securities of the series, whether or not such events of default or covenants are consistent with the events of default or covenants described herein;

(15)

whether senior debt securities of the series are to be issuable initially in temporary global form and whether any senior debt securities of the series are to be issuable in permanent global form and, if so, whether beneficial owners of interests in any such security in permanent global form may exchange such interests for senior debt securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the indenture, and, if senior debt securities of the series are to be issuable as a global security, the identity of the depositary for such series;

(16)	the applicability, if any, of the defeasance and covenant defeasance provisions of the indenture to the senior debt securities of the series; and

(17)	any other terms of the series of senior debt securities and any additions, deletions or modifications to the indenture.

If the applicable prospectus supplement provides, the senior debt securities may be issued at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. In such cases, all material U.S. federal income tax considerations will be described in the applicable prospectus supplement.

Except as may be set forth in the applicable prospectus supplement, the senior debt securities will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of senior debt securities protection against transactions involving us, including a highly leveraged transaction involving us or a change of control. The applicable prospectus supplement will contain information with respect to any deletions from, modifications of or additions to the events of default or covenants described below, including any addition of a covenant or other provision providing event risk or similar protection.

Denomination, Interest, Registration and Transfer

XL Finance will issue the senior debt securities of each series only in registered form, without coupons, in denominations of $2,000, or in such other currencies or denominations as set forth in the indenture or specified in, or pursuant to, an authorizing resolution and/or supplemental indenture, if any, relating to such series of senior debt securities.

The principal of and interest, if any, on any series of senior debt securities will be payable at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. However, at our option, interest payment may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such senior debt securities.

Subject to certain limitations imposed upon senior debt securities issued in book-entry form, the senior debt securities of any series:

•

will be exchangeable for any authorized denomination of other senior debt securities of the same series and of a like aggregate principal amount and tenor upon surrender of such senior debt securities at the trustee’s corporate trust office or at the office of any registrar designated by us for such purpose; and

•	may be surrendered for registration of transfer or exchange thereof at the corporate trust office of the trustee or at the office of any registrar designated by us for such purpose.

No service charge will be made for any registration of transfer or exchange, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers and exchanges. We may act as registrar and may change any registrar without notice.

Certain Covenants

The applicable prospectus supplement will describe any material covenants in respect of a series of senior debt securities that are not described in this prospectus.

Unless otherwise indicated in a prospectus supplement, senior debt securities will include the provisions described below.

Guarantee

Payment of principal, premium, if any, and interest on the senior debt securities will be fully and unconditionally guaranteed on an unsecured and unsubordinated basis by XL Capital. The guarantee will be a direct obligation of XL Capital, ranking equally and ratably in right of payment with all other existing and future unsecured and unsubordinated obligations of XL Capital, other than obligations preferred by law.

As of September 30, 2008, the aggregate amount of XL Capital’s outstanding indebtedness for money borrowed that would rank equal in right of payment to XL Capital’s guarantee of the XL Finance senior debt securities was approximately $2.6 billion. As of such date, no indebtedness of XL Capital for money borrowed would rank senior in right of payment to XL Capital’s guarantee of the XL Finance senior debt securities. As of September 30, 2008, there was no outstanding indebtedness for money borrowed of XL Capital’s subsidiaries (other than XL Finance) that would effectively rank senior to XL Capital’s guarantee of the XL Finance senior debt securities.

Merger, Consolidation, Amalgamation or Sale of Assets

XL Capital may not, and will not permit us to, (1) consolidate or amalgamate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, (2) permit any person to consolidate or amalgamate with or merge into us or XL Capital, as the case may be, or (3) permit any person to convey, transfer, sell or lease that person’s properties and assets substantially as an entirety to us or XL Capital, unless:

•

in the case of (1) and (2) above, if we or XL Capital, as the case may be, are not the surviving person, such surviving person is a corporation organized and existing under the laws of the United States of America (including any State thereof or the District of Columbia), the United Kingdom, the Cayman Islands, Bermuda or any country which is, on the date of the applicable prospectus supplement and supplemental indenture, a member of the Organisation for Economic Co-operation and Development and the surviving person assumes the due and punctual payment pursuant to the senior debt securities, the indenture and the guarantee of the principal of, premium, if any, and interest on the senior debt securities and the performance of our other covenants and obligations under the applicable indenture, the guarantee and the senior debt securities; and

•

in all cases, immediately after giving effect to the transaction and treating any indebtedness which becomes an obligation of XL Finance, XL Capital or a designated subsidiary (as defined in the applicable prospectus supplement and supplemental indenture) as a result of such transaction as having been incurred by us, XL Capital or such designated subsidiary at the time of such transaction, no event of default, and no event that, after notice or lapse of time or both, would become an event of default, will have occurred and be continuing.

Ranking of Debt Securities

General

The senior debt securities will be the direct, unsecured and unsubordinated obligations of XL Finance and will be fully and unconditionally guaranteed by XL Capital, the guarantor. The senior debt securities will rank equal in right of payment with all of XL Finance’s other unsecured and unsubordinated indebtedness.

XL Capital currently conducts substantially all of its operations through its subsidiaries and its subsidiaries generate substantially all of its operating income and cash flow. As a result, distributions and advances from its subsidiaries are the principal source of funds necessary to meet its debt service obligations (including the guarantees of the senior debt securities). Contractual provisions or laws, as well as its subsidiaries’ financial condition and operating and regulatory requirements, may limit its ability to obtain cash from its subsidiaries that it requires to pay its debt service obligations. For a description of certain regulatory restrictions on the payment of dividends by its subsidiaries, see Item 1 “Business—Regulation” included in its Form 10-K for the year ended December 31, 2007, which is incorporated by reference in this Prospectus. In addition, because XL Capital is a holding company, holders of the senior debt securities will have a junior position to the claims of creditors of XL Capital’s subsidiaries on their assets and earnings.

Except as otherwise set forth in the applicable senior indenture or specified in an authorizing resolution and/or supplemental indenture, if any, relating to a series of senior debt securities to be issued, there are no limitations in any senior indenture on the amount of additional indebtedness which may rank equal with the senior debt securities or on the amount of indebtedness, secured or otherwise, which may be incurred or preferred stock which may be issued by any of XL Finance’s subsidiaries.

Discharge and Defeasance

Under the terms of the applicable senior indenture, XL Finance will be discharged from any and all obligations in respect of the senior debt securities of any series and XL Capital will be discharged from any and all obligations in respect of the guarantees of the senior debt securities (except in each case for certain obligations to register the transfer or exchange of senior debt securities, replace stolen, lost or mutilated senior debt securities, maintain paying agencies and hold moneys for payment in trust) if:

(1)

XL Finance delivers all outstanding debt securities of such series to the trustee for cancellation and pays all sums payable by it under such senior debt securities and the indenture with respect to such series; or

(2)

such senior debt securities either have become due and payable or will become due and payable within one year (or are scheduled for redemption within one year) and XL Finance or XL Capital deposits with the senior debt securities trustee, in trust

(a)

in the case of any senior debt securities of any series denominated in U.S. dollars, cash or U.S. government obligations sufficient to pay all principal of and interest and premium, if any, on such senior debt securities; and

(b)

in the case of any senior debt securities of any series denominated in any currency other than U.S. dollars, an amount of the applicable currency in which the senior debt securities are denominated sufficient to pay all principal of and interest and premium, if any, on such senior debt securities.

In addition, unless the prospectus supplement and supplemental indenture provide otherwise, we and XL Capital may elect either (1) to defease and be discharged from any and all obligations with respect to such senior debt securities and the guarantee by XL Capital (“defeasance”) or (2) to be released from our and its obligations with respect to such senior debt securities under certain covenants, and any omission to comply with such obligations will not constitute a default or an event of default with respect to such senior debt securities (“covenant defeasance”):

(1)

by delivering all outstanding senior debt securities of such series to the trustee for cancellation and paying all sums payable by us under such senior debt securities and the indenture with respect to such series;

(2)	by delivering to the trustee an officers’ certificate as to solvency and the absence of intent of preferring holders of such senior debt securities over our other creditors; and

(3)	after giving notice to the trustee of our intention to defease all of the senior debt securities of such series, by irrevocably depositing with the trustee or a paying agent

(a)

in the case of any senior debt securities of any series denominated in U.S. dollars, cash or U.S. government obligations sufficient to pay all principal of and interest on such senior debt securities; and

(b)

in the case of any senior debt securities of any series denominated in any currency other than U.S. dollars, an amount of the applicable currency in which the senior debt securities are denominated sufficient to pay all principal of and interest on such senior debt securities.

Such a trust may only be established if, among other things:

(1)

the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which we or XL Capital, as the case may be, is a party or by which we or XL Capital is bound;

(2)

no event of default or event which with notice or lapse of time or both would become an event of default with respect to the senior debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to defeasance only, no bankruptcy proceeding with respect to us or XL Capital will have occurred and be continuing at any time during the period ending on the 91st day after such date; and

(3)

we and XL Capital have delivered to the trustee an opinion of counsel (as specified in the applicable supplemental indenture) to the effect that the holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us and XL Capital, a Revenue Ruling published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the applicable supplemental indenture.

In the event we or XL Capital effect covenant defeasance with respect to any senior debt securities and such senior debt securities are declared due and payable because of the occurrence of any event of default, other than an event of default with respect to any covenant as to which there has been covenant defeasance, the government obligations on deposit with the trustee will be sufficient to pay amounts due on such senior debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on such senior debt securities at the time of the acceleration resulting from such event of default.

Modification and Waiver

XL Finance and XL Capital, when authorized by a board resolution, and the trustee may modify, amend and/or supplement the applicable indenture and the terms of the applicable series of senior debt securities and the related guarantees by XL Capital with the consent of the holders of not less than a majority in principal amount of the outstanding senior debt securities of all series affected thereby (voting as a single class); provided, however, that such modification, amendment or supplement may not, without the consent of each holder of the senior debt securities affected thereby:

(1)	change the stated maturity of the principal of or any premium or any installment of interest with respect to the senior debt securities;

(2)

reduce the principal amount of, or the rate (or modify the calculation of such principal amount or rate) of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, any senior debt securities;

(3)	change the currency of payment of principal of or interest on the senior debt securities;

(4)	change the redemption provisions, if any, of any senior debt securities in any manner adverse to the holders of such series of senior debt securities;

(5)	impair the right to institute suit for the enforcement of any payment on or with respect to the senior debt securities;

(6)	reduce the above-stated percentage of holders of the senior debt securities of any series necessary to modify or amend the indenture relating to such series;

(7)

waive certain covenants of the senior debt securities except to increase any percentage vote required or to provide that other provisions of such indenture cannot be modified or waived without the consent of the holder of any senior debt securities affected thereby;

(8)	release XL Capital from any of its obligations under the applicable indenture or the related guarantees otherwise than in accordance with the terms of the applicable indenture;

(9)

modify or change any provision of the applicable indenture or the related definitions affecting the ranking of the applicable series of senior debt securities or the related guarantees in a manner which adversely affects the holders of such senior debt securities; or

(10)	modify the foregoing requirements or reduce the percentage of outstanding senior debt securities necessary to waive any covenant or past default.

Holders of not less than a majority in principal amount of the outstanding senior debt securities of all series affected thereby (voting as a single class) may waive certain past defaults and may waive compliance by us and XL Capital with any provision of the indenture relating to such senior debt securities (subject to the immediately preceding sentence); provided, however, that without the consent of each holder of senior debt securities affected thereby, no waiver may be made of a default:

(1)	in the payment of the principal of or interest on any senior debt security; and

(2)	in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of each holder of the senior debt securities affected.

We, XL Capital and the trustee may amend or supplement the indentures or waive any provision of such indentures and the senior debt securities without the consent of any holders of senior debt securities in some circumstance, including:

•	to cure any ambiguity, omission, defect or inconsistency;

•

to make any change that does not, in the good faith opinion of our or XL Capital’s board of directors and the trustee, adversely affect the interests of holders of such senior debt securities in any material respect;

•

to provide for the assumption of our or XL Capital’s obligations under the applicable indenture by a successor upon any merger, consolidation or asset transfer permitted under the applicable indenture;

•	to provide any security for or additional guarantees of such senior debt securities;

•	to add events of default with respect to such senior debt securities;

•	to add covenants of ours or XL Capital that would benefit the holders of such senior debt securities or to surrender any rights or powers we or XL Capital have under the applicable indenture;

•

to make any change necessary for the registration of the senior debt securities and the guarantee under the Securities Act or to comply with the Trust Indenture Act, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of the applicable indenture under the Trust Indenture Act; provided, however, that such modification or amendment does not, in the good faith opinion of our or XL Capital’s board of directors and the trustee, adversely affect the interests of the holders of such senior debt securities in any material respect;

•

to provide for uncertificated senior debt securities and guarantees in addition to or in place of certificated senior debt securities and guarantees or to provide for bearer senior debt securities and guarantees;

•

to add to or change any of the provisions of the applicable indenture to such extent as shall be necessary to permit or facilitate the issuance of the senior debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•

to change or eliminate any of the provisions of the applicable indenture, provided, however, that any such change or elimination shall become effective only when there is no senior debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

•	to establish the form or terms of senior debt securities of any series or the related guarantees as permitted by the applicable indenture; or

•

to evidence and provide for the acceptance of appointment by a successor trustee with respect to the senior debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts under the applicable indenture by more than one trustee, pursuant to the requirements of the applicable indenture.

Events of Default and Notice Thereof

The following events are “events of default” with respect to any series of senior debt securities issued hereunder:

(1)

failure to pay interest on any senior debt securities of such series within 60 days of when due or principal of any senior debt securities of such series when due (including any sinking fund installment);

(2)

failure by us or XL Capital to perform any other covenant or agreement contained in the senior debt securities of such series or the indenture or guarantees relating to such series (other than an agreement relating solely to another series of senior debt securities) for 60 days after notice;

(3)	certain events of bankruptcy, insolvency or reorganization with respect to us or XL Capital; and

(4)

the guarantees related to such series of senior debt securities cease to be in full force and effect or are declared to be null and void and unenforceable or are found to be invalid, in each case by a court of competent jurisdiction in a final non-appealable judgment, or XL Capital denies its liability under such guarantees (other than by reason of release of XL Capital in accordance with the terms of the applicable indenture).

Additional or different events of default, if any, applicable to the series of senior debt securities in respect of which this prospectus is being delivered will be specified in the applicable prospectus supplement.

The trustee under such indenture shall, within 90 days after the occurrence of any default (the term “default” to include the events specified above without grace or notice) with respect to any series of senior debt securities actually known to it, give to the holders of such senior debt securities notice of such default; provided, however, that, except in the case of a default in the payment of principal of or interest on any of the senior debt securities of such series or in the payment of a sinking fund installment, the trustee for such series shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of such senior debt securities; and provided, further, that in the case of any default of the character specified in clause (2) above with respect to senior debt securities of such series, no such notice to holders of such senior debt securities will be given until at least 30 days after the occurrence thereof. We shall certify to the trustee within 120 days after the end of each fiscal year as to whether any default exists.

In the case that an event of default, other than an event of default resulting from bankruptcy, insolvency or reorganization, with respect to any series of senior debt securities shall occur and be continuing, the trustee for such series or the holders of at least 25% in aggregate principal amount of the senior debt securities of such series then outstanding, by notice in writing to us (and to the trustee for such series if given by the holders of the senior debt securities of such series), will be entitled to declare all unpaid principal of and accrued interest on such senior debt securities then outstanding to be due and payable immediately.

In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on all senior debt securities of such series then outstanding shall be due and payable immediately without any declaration or other act on the part of the trustee for such series or the holders of any senior debt securities of such series.

Such acceleration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of or interest on the senior debt securities of such series) may be waived by the holders of a majority in principal amount of the senior debt securities of such series then outstanding upon the conditions provided in the applicable indenture.

No holder of the senior debt securities of any series issued thereunder may pursue any remedy under such indenture unless the trustee for such series shall have failed to act after, among other things, notice of an event of default and request by holders of at least 25% in principal amount of the senior debt securities of such series in respect of which the event of default has occurred and the offer to the trustee for such series of indemnity satisfactory to it; provided, however, that such provision does not affect the right to sue for enforcement of any overdue payment on such senior debt securities.

The Trustee

The trustee for each series of senior debt securities is The Bank of New York Mellon. The indenture contains certain limitations on the right of the trustee, as our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

The trustee may resign at any time with respect to each series of senior debt securities by giving written notice thereof to us. The trustee may be removed at any time with respect to each series of senior debt securities by the holders of a majority in principal amount of the outstanding securities of such series delivered to the trustee and to us. In addition, we may also remove the trustee with or without cause if we so notify the trustee thirty days in advance and if no default occurs or is continuing during the thirty-day period.

Subject to the terms of the applicable indenture, the holders of a majority in principal amount of all outstanding senior debt securities of a series (or if more than one series is affected thereby, of all series so affected, voting as a single class) will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the trustee for such series or all such series so affected.

In case an event of default shall occur (and shall not be cured) under any indenture relating to a series of senior debt securities and is actually known to a responsible officer of the trustee for such series, such trustee shall exercise such of the rights and powers vested in it by such indenture and use the same degree of care and skill in such exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the trustee will not be under any obligation to exercise any of its rights or powers under the applicable indenture at the request of any of the holders of senior debt securities unless they shall have offered to the trustee security and indemnity satisfactory to it.

Governing Law

The indentures and the debt securities are governed by the laws of the State of New York.

Global Securities; Book-Entry System

We may issue the senior debt securities of any series and the related guarantees in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, the depositary identified in the prospectus supplement relating to such series. “Global securities” represent in the aggregate the total principal or face amount of the securities and once on deposit with a depositary, allow trading of the securities through the depositary’s book-entry system (as further described below). Global securities, if any, issued in the United States are expected to be deposited with DTC, as depositary. Global securities will be issued in fully registered form and may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual senior debt securities represented thereby, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any nominee of such depositary to a successor depositary or any nominee of such successor.

The specific terms of the depositary arrangement with respect to any series of senior debt securities will be described in the prospectus supplement relating to such series. We expect that unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to depositary arrangements.

Upon the issuance of a global security, the depositary for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual senior debt securities represented by such global security to the accounts of participants. Such accounts will be designated by the underwriters, dealers or agents with respect to such senior debt securities or by us if such senior debt securities are offered directly by us. Ownership of beneficial interests in such global security will be limited to participants or persons that may hold interests through participants.

We expect that, pursuant to procedures established by DTC, ownership of beneficial interests in any global security with respect to which DTC is the depositary will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of participants) and records of participants (with respect to beneficial interests of persons who hold through participants). None of us, XL Capital or the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the senior debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interests in a global security.

So long as the depositary for a global security or its nominee is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interests in a global security will not be entitled to have any of the individual senior debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such senior debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the trustee thereunder. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depositary must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if it requests any action of holders or if an owner of a beneficial interest in a global security desires to take any action which a holder is entitled to take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to take such action, and such participants would authorize beneficial owners through such participants to take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of, and any interest on, individual senior debt securities represented by a global security registered in the name of a depositary or its nominee will be made to or at the direction of the depositary or its nominee, as the case may be, as the registered owner of the global security under the applicable indenture. Under the terms of the applicable indenture, we and the trustee may treat the persons in whose name senior debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments.Consequently, neither we nor the trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of senior debt securities (including principal and interest). We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any senior debt securities represented by a global security will be sent to the depositary or its nominee. If less than all of the senior debt securities of any series are to be redeemed, we expect the depositary to determine the amount of the interest of each participant in such senior debt securities to be redeemed by lot. None of us, XL Capital, the trustee, any paying agent or the registrar for such senior debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such senior debt securities or for maintaining any records with respect thereto.

None of us, XL Capital or the trustee will be liable for any delay by the holders of a global security or the depositary in identifying the beneficial owners of senior debt securities and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depositary for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

If a depositary for any senior debt securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue individual senior debt securities in exchange for the global security representing such senior debt securities.

All moneys paid by us or XL Capital to a paying agent or a trustee for the payment of the principal of or interest on any senior debt security which remain unclaimed at the end of two years after such payment has become due and payable will be repaid to us or XL Capital, as the case may be, and the holder of such senior debt security thereafter may look only to us for payment thereof.

PLAN OF DISTRIBUTION

XL Capital and XL Finance may sell the securities in any of three ways: (1) through underwriters or dealers; (2) directly to a limited number of institutional purchasers or to a single purchaser; or (3) through agents. Any such dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell our ordinary shares to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell ordinary shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any ordinary shares sold will be sold at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

Underwriters or agents in any distribution relating to an at-the-market offering of the securities will be named in the relevant prospectus supplement.

In the event that an underwriter or agent acts as principal, or a broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of those securities may be made, directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

In addition, we may enter into derivative or other hedging transactions with financial institutions or other third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. These financial institutions or third parties may in turn engage in sales of the securities covered by this prospectus to hedge their position, deliver this prospectus in connection with some or all of those sales and use the securities covered by this prospectus to close out any short position created in connection with those sales. If the applicable prospectus supplement indicates, in connection with such a transaction the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle such sales or to close out any related open borrowings of securities and may use securities received from us in settlement of those derivatives to close out any related borrowings of shares and to close out any related short positions. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). We may also loan, pledge or grant a security interest in some or all of the securities covered by this prospectus and the applicable prospectus supplement to third parties to support a derivative or hedging position or other obligation, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, acting as principals for their own accounts or as agents for us and/or the applicable trust. Any such remarketing firm will be identified and the terms of its agreements, if any, with us and/or the applicable trust and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the offered securities remarketed by them.

The terms of the offering of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement and will include:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to XL Capital and/or XL Finance from such sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	the public offering price; and

•	any discounts or concessions which may be allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed.

If underwriters are used in the sale of securities, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities described in the applicable prospectus supplement will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are so purchased by them. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The securities may be sold directly by XL Capital and/or XL Finance or through agents designated by XL Capital and/or XL Finance from time to time. Any agents involved in the offer or sale of the securities in respect of which this prospectus is being delivered, and any commissions payable by XL Capital and/or XL Finance to such agents, will be set forth in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If dealers are utilized in the sale of any securities, XL Capital and/or XL Finance will sell the securities to the dealers, as principals. Any dealer may resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transaction will be set forth in the prospectus supplement with respect to the securities being offered.

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the “remarketing firms,” acting as principals for their own accounts or as XL Capital’s or XL Finance’s agents, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with XL Capital or XL Finance and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act in connection with the securities remarketed thereby.

If so indicated in the applicable prospectus supplement, XL Capital or XL Finance will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the securities to which this prospectus and the applicable prospectus supplement relates from XL Capital or XL Finance at the public offering price set forth in the applicable prospectus supplement, plus, if applicable, accrued interest, pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth the commission payable for solicitation of such contracts. Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

Underwriters will not be obligated to make a market in any securities. No assurance can be given regarding the activity of trading in, or liquidity of, any securities.

Agents, dealers, underwriters and remarketing firms may be entitled, under agreements entered into with XL Capital or XL Finance to indemnification by XL Capital or XL Finance against certain civil liabilities, including liabilities under the Securities Act or to contribution to payments they may be required to make in respect thereof. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with, or perform services for, XL Capital and/or XL Finance in the ordinary course of business.

Each series of securities will be a new issue and, other than the ordinary shares, which are listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the ordinary shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters, dealers and remarketing firms may be customers of, engage in transactions with, or perform services for, us and our subsidiaries (including XL Finance) in the ordinary course of business.

LEGAL MATTERS

Certain legal matters with respect to the securities will be passed upon for us by Cahill Gordon & Reindel LLP, New York, New York. Certain legal matters with respect to the securities under the laws of the Cayman Islands will be passed upon for XL Capital by Appleby Spurling Hunter, Grand Cayman, Cayman Islands. Certain English legal matters will be passed upon for XL Finance and XL Capital by Clifford Chance LLP, London, England.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of XL Capital Ltd for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements incorporated in this Prospectus by reference to Syncora Holdings Ltd.’s (formerly Security Capital Assurance Ltd.) Current Report on Form 8-K dated November 26, 2008 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to Syncora Holdings Ltd.’s ability to continue as a going concern as described in Note 23 to the consolidated financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ENFORCEMENT OF CIVIL LIABILITIES
UNDER UNITED STATES FEDERAL SECURITIES LAWS

XL Capital is a Cayman Islands company. XL Finance is a public limited company under the laws of England and Wales. In addition, some of their respective officers and directors, as well as some of the experts named in this prospectus, reside outside the United States, and all or much of their assets are or may be located in jurisdictions outside of the United States. Therefore, investors may have difficulty effecting service of process within the United States upon those persons or recovering against XL Capital, XL Finance or them on judgments of United States courts, including judgments based upon the civil liability provisions of the United States federal securities laws. However, investors may serve XL Capital or XL Finance with process in the United States with respect to actions against it arising out of or in connection with violations of

United States federal securities laws relating to offers and sales of the securities covered by this prospectus by serving CT Corporation System, 111 Eighth Avenue, New York, New York 10011, its United States agent appointed for that purpose.

XL Capital has been advised by Appleby Spurling Hunter, its Cayman Islands counsel, that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the courts of the United States of America (or any political subdivision thereof), a final and conclusive judgment in personam of such courts having competent jurisdiction for a debt or definite sum of money would be recognized and enforced by the courts of the Cayman Islands by originating action on such judgment; provided that the debt or sum of money is not a sum payable in respect of taxes or other charges of a like nature or in respect of a fine or other similar penalty; provided, further, that the judgment was obtained without fraud or without breaching the principles of natural justice in the Cayman Islands or in contravention of Cayman Islands public policy. A Cayman Islands court may stay proceedings if concurrent proceedings are being brought elsewhere. There is doubt as to the enforceability in the Cayman Islands, in original actions or in actions for enforcement of judgments of United States Courts, of liabilities predicated upon United States federal securities laws. There is no treaty in effect between the United States and the Cayman Islands providing for such enforcement and there are grounds upon which the Cayman Islands courts may choose not to enforce judgments of United States Courts. Certain remedies available under the United States federal securities laws would not be allowed in Cayman Islands courts as contrary to public policy of the Cayman Islands.

XL Capital and XL Finance have been advised by Clifford Chance LLP, their English Counsel, that a judgment obtained in the courts of the United States of America (or any political subdivision thereof) in any suit, action or proceeding arising out of or in connection with this offering cannot be enforced directly in England and Wales because there is no treaty between the United States of America and the United Kingdom providing for the mutual enforcement of judgments. Such a judgment may, however, be enforced in England indirectly by a separate action for the sum payable on the judgment provided that:

(a)	the judgment is a final and conclusive judgment for a definite sum of money not in respect of taxes, a fine or other penalty;
(b)	the judgment was not obtained by fraud;
(c)	the enforcement of the judgment would not be contrary to English public policy;
(d)	the judgment is not of a public nature;
(e)	the judgment was not obtained in proceedings which were brought in breach of Section 32 of the Civil Jurisdiction and Judgments Act 1982;
(f)	the judgment was not obtained in proceedings contrary to natural justice;

(g)	the judgment is not inconsistent with an English judgment in respect of the same matter or with another judgment that is enforceable in England;
(h)	the judgment is not for multiple damages or otherwise contrary to the Protection of Trading Interests Act 1980;
(i)	enforcement proceedings are instituted within six years after the date of the judgment;
(j)	the foreign court had jurisdiction according to the English rules on private international law.

A foreign judgment may be “final and conclusive” though it is subject to appeal. If the English court gives judgment for the sum payable under a judgment of a US court, the English judgment would be enforceable by the methods generally available for the enforcement of English judgments.

An English court may stay any proceedings before it, particularly if concurrent proceedings are being brought elsewhere. There is doubt as to enforceability in England, in original actions or in actions for enforcement of judgments of United States Courts, of liabilities predicated upon United States federal securities laws.

XL Capital Ltd

Ordinary Shares
Preference Ordinary Shares
Debt Securities
Ordinary Share Warrants
Ordinary Share Purchase Contracts
Ordinary Share Purchase Units

XL Capital Finance (Europe) plc

Senior Debt Securities fully and
unconditionally guaranteed by XL Capital Ltd

November 28, 2008

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, to be incurred in connection with a distribution of an assumed amount of $3,220,000,000 of securities registered hereunder. All fees and expenses other than the SEC registration fee are estimated.

SEC registration fee*
New York Stock Exchange listing fee for ordinary shares	1,500.00
Printing and engraving expenses	175,000.00	(1)
Legal fees and expenses	600,000.00	(1)
Accounting fees and expenses	100,000.00	(1)
Blue Sky fees and expenses	2,000.00
Trustees and transfer agents fees	30,000.00
Rating agency fees	1,200,000.00
Miscellaneous	100,000.00

Total	$2,208,500

*	Fees are being deferred pursuant to Rules 456(b) and 457(r).

(1)	Does not include expenses of preparing prospectus supplements and other expenses relating to offerings of securities.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

XL Capital

Article 109 of our Articles of Association, incorporated by reference to Appendix G to the Joint Proxy Statement of EXEL Limited and Mid Ocean Limited on Schedule 14A filed on July 2, 1998, contains provisions with respect to indemnification of our directors and officers. The general effect of these provisions is to provide for the indemnity by XL Capital Ltd (“XL Capital”) of an officer, director, employee or agent of XL Capital for threatened, pending or completed actions, suits or proceedings (other than an action by or in the right of XL Capital) brought against such indemnified person by reason of the fact that such person was an officer, director, employee or agent of XL Capital, if such indemnified person acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interest and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

The Articles of Association also provide for the indemnification of such person against expenses actually and reasonably incurred in connection with suits brought by or in the right of XL Capital by reason of the fact that such indemnified person is an officer, director, employee or agent of XL Capital if such indemnified person acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interest; provided, however, that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for willful neglect or default in the performance of his duty to us unless and only to the extent that the Grand Court of the Cayman Islands or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Grand Court or other such court shall deem proper.

To the extent that such indemnified person shall be successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

Our directors and officers are also provided with indemnification against certain liabilities pursuant to a directors and officers liability insurance policy.

XL Capital Finance (Europe) plc

Article 11 of the Articles of Association for XL Capital Finance (Europe) plc contains provisions with respect to indemnification of its directors and officers. The general effect of these provisions is to provide for the indemnity by XL Capital Finance (Europe) plc of every director, officer or auditor of XL Capital Finance (Europe) plc for all losses or liabilities (including in the defense of any proceedings, whether civil or criminal), which may be sustained or incurred by reason of the fact that such person was a director, officer or auditor, except that the director, officer or auditor will not be indemnified against any liability for negligence, default, breach of duty or breach of trust in relation to XL Capital Finance (Europe) plc.

The Articles also provide for directors to have the power to purchase and maintain for any director, officer or auditor insurance against any liability arising from negligence, default, breach of duty or breach of trust of any director, officer or auditor.

ITEM 16. EXHIBITS.

Exhibit Number	Description
1.1**	Form of Underwriting Agreement (XL Capital Ltd Equity).
1.2**	Form of Underwriting Agreement (XL Capital Ltd Non-Equity).
1.3**	Form of Underwriting Agreement (XL Capital Finance (Europe) plc Debt Securities).
1.4**	Form of Underwriting Agreement (XL Capital Ordinary Share Purchase Contracts).
1.5*	Form of Underwriting Agreement (XL Capital Ordinary Share Purchase Units).
1.6**	Form of Distribution Agreement for Medium Term Notes.
4.1*	XL Capital Senior Debt Securities Indenture.
4.1(a)**	Form of XL Capital Supplemental Senior Debt Securities Indenture.
4.2**	Form of XL Capital Senior Debt Security (included as part of Exhibit 4.1(a)).
4.3*	XL Capital Subordinated Debt Securities Indenture.
4.3(a)**	Form of XL Capital Supplemental Subordinated Debt Securities Indenture.
4.4**	Form of XL Capital Subordinated Debt Security (included as part of Exhibit4.3(a)).
4.5**	Form of Fixed Rate Medium Term Note.
4.6**	Form of Floating Rate Medium Term Note.
4.7**	Form of XL Capital Ordinary Share Warrant Agreement.
4.8**	Form of XL Capital Ordinary Share Warrant Certificate (included as part of Exhibit 4.7).
4.19*	XL Capital Finance (Europe) plc Senior Debt Securities Indenture.
4.19(a)**	Form of XL Capital Finance (Europe) plc Supplemental Senior Debt Securities Indenture.
4.10**	Form of XL Capital Finance (Europe) plc Senior Debt Security (included as part of Exhibit 4.14(a)).
4.11*	Form of Guarantee Agreement for Common Stock.
4.12**	Form of Purchase Contract Agreement.
4.13**	Form of Pledge Agreement.
4.14**	Form of XL Capital Ordinary Share Purchase Contract (included as part of Exhibit 4.18).
4.15**	Form of Ordinary Share Purchase Unit (included as part of Exhibit 4.18).
4.16	Memorandum of Association of XL Capital (incorporated by reference to Appendix G to the Joint Proxy Statement of EXEL Limited and Mid Ocean Limited on Schedule 14A filed on July 2, 1998).
4.23	Articles of Association of XL Capital (incorporated by reference to Appendix G to the Joint Proxy Statement of EXEL Limited and Mid Ocean Limited on Schedule 14A filed on July 2, 1998).

Exhibit Number	Description
4.24

Memorandum of Association of XL Capital Finance (Europe) plc (incorporated by reference to Exhibit 3.4 to the Registrants’ Registration Statement filed with the SEC on October 22, 2001 (File No. 333-72018)).

4.25

Articles of Association of XL Capital Finance (Europe) plc (including the Certificate of Incorporation) (incorporated by reference to Exhibit 3.5 to the Registrants’ Registration Statement filed with the SEC on October 22, 2001(File No. 333-72018)).

5.1***	Opinion of Cahill Gordon & Reindel LLP.
5.2***	Opinion of Appleby Spurling Hunter.
5.3***	Opinion of Clifford Chance LLP.
12.1***	Statement regarding Computation of Earnings to Combined Fixed Charges and Preference Ordinary Share Dividends.
23.1***	Consent of Cahill Gordon & Reindel LLP (included as part of Exhibit 5.1).
23.2***	Consent of Appleby Spurling Hunter (included as part of Exhibit 5.2).
23.3***	Consent of Clifford Chance LLP (included as part of Exhibit 5.3).
23.4***	Consent of PricewaterhouseCoopers LLP relating to the consolidated financial statements of XL Capital Ltd.
23.5***	Consent of PricewaterhouseCoopers LLP relating to the financial statements of Syncora Holdings Ltd. (formerly Security Capital Assurance Ltd)
24.1***	Powers of Attorney of the Registrants (included on a signature page).
25(a)*	Form T-1 Statement of Eligibility of Trustee (XL Capital Senior Debt Securities).
25(b)*	Form T-1 Statement of Eligibility of Trustee (XL Capital Subordinated Debt Securities).
25(j)*	Form T-1 Statement of Eligibility of Trustee (XL Capital Finance (Europe) plc Senior Debt Securities).

*	Incorporated by reference to the Registrants’ Registration Statement filed with the SEC on June 7, 2004 (File No. 333-116245).

**	To be filed as an amendment or as an exhibit to an Exchange Act report of the Registrant(s) and incorporated herein by reference.

***	Filed herewith.

ITEM 17. UNDERTAKINGS.

EACH OF THE UNDERSIGNED REGISTRANTS HEREBY UNDERTAKES:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by such Registrant pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)

Each prospectus filed by such Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

That, for the purpose of determining liability of such Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each of the undersigned Registrants undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Each of the undersigned Registrants hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of any Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS THAT each person whose signature appears below does hereby constitute and appoint Michael S. McGavick, Brian W. Nocco and Kirstin Romann Gould, and each of them, as his true and lawful attorney-in-fact and agent and in his name, place, and stead, and in any and all capacities, to sign his name to the Registration Statement of XL Capital Ltd, a Cayman Islands company, on Form S-3 under the Securities Act of 1933, as amended, and to any and all amendments or supplements thereto (including any post-effective amendments, including any registration statement filed under Rule 462(b) under the Securities Act of 1933, as amended), with all exhibits thereto and other documents in connection therewith and to cause the same to be filed with the Securities and Exchange Commission, granting unto said attorneys and each of them full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully and to all intents and purposes as the undersigned could do if personally present, and the undersigned hereby ratifies and confirms all that said attorneys or any one of them shall lawfully do or cause to be done by virtue hereof.

Signature	Date
/s/ MICHAEL S. MCGAVICK Name: Michael S. McGavick	October 31, 2008
/s/ BRIAN W. NOCCO Name: Brian W. Nocco	October 31, 2008
/s/ BRIAN M. O’HARA Name: Brian M. O’Hara	October 31, 2008
/s/ DALE R. COMEY Name: Dale R. Comey	October 31, 2008
/s/ EUGENE M. MCQUADE Name: Eugene M. McQuade	October 31, 2008
/s/ ROBERT S. PARKER Name: Robert S. Parker	October 31, 2008
/s/ HERBERT HAAG Name: Herbert Haag	October 31, 2008
/s/ ALAN Z. SENTER Name: Alan Z. Senter	October 31, 2008
/s/ JOHN T. THORNTON Name: John T. Thornton	October 31, 2008
/s/ ELLEN E. THROWER Name: Ellen E. Thrower	October 31, 2008
/s/ SIR JOHN VEREKER Name: Sir John Vereker	October 31, 2008
/s/ ROBERT R. GLAUBER Name: Robert R. Glauber	October 31, 2008
/s/ JOSEPH MAURIELLO Name: Joseph Mauriello	October 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton and Country of Bermuda, on October 31, 2008.

XL CAPITAL LTD

By:	/s/ BRIAN W. NOCCO (Name: Brian W. Nocco Title: Executive Vice President and Chief Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ MICHAEL S. MCGAVICK Name: Michael S. McGavick	Chief Executive Officer and Director (Principal Executive Officer)	October 31, 2008
/s/ BRIAN W. NOCCO Name: Brian W. Nocco	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 31, 2008
/s/ BRIAN M. O’HARA * Name: Brian M. O’Hara	Director and Chairman of the Board of Directors	October 31, 2008
/s/ DALE R. COMEY * Name: Dale R. Comey	Director	October 31, 2008
/s/ EUGENE M. MCQUADE * Name: Eugene M. McQuade	Director	October 31, 2008
/s/ ROBERT S. PARKER * Name: Robert S. Parker	Director	October 31, 2008
/s/ HERBERT HAAG * Name: Herbert Haag	Director	October 31, 2008
/s/ ALAN Z. SENTER * Name: Alan Z. Senter	Director	October 31, 2008
/s/ JOHN T. THORNTON * Name: John T. Thornton	Director	October 31, 2008
/s/ ELLEN E. THROWER * Name: Ellen E. Thrower	Director	October 31, 2008
/s/ SIR JOHN VEREKER * Name: Sir JohnVereker	Director	October 31, 2008
/s/ ROBERT R. GLAUBER * Name: Robert R. Glauber	Director	October 31, 2008
/s/ JOSEPH MAURIELLO * Joseph Mauriello	Director	October 31, 2008
*BY: /S/ KIRSTIN ROMANN GOULD Attorney-in-Fact		October 31, 2008

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton and Country of Bermuda, on October 31, 2008.

XL CAPITAL FINANCE (EUROPE) PLC

By:	/s/ JOHN HUME Name: John Hume Title: Director
By:	/s/ FIONA LUCK Name: Fiona Luck Title: Director
By:	/s/ SIMON RICH Name: Simon Rich Title: Director
By:	/s/ KIRSTIN ROMANN GOULD Name: Kirstin Romann Gould Title: Secretary

EXHIBIT INDEX

Exhibit Number	Description
1.1**	Form of Underwriting Agreement (XL Capital Ltd Equity).
1.2**	Form of Underwriting Agreement (XL Capital Ltd Non-Equity).
1.3**	Form of Underwriting Agreement (XL Capital Finance (Europe) plc Debt Securities).
1.4**	Form of Underwriting Agreement (XL Capital Ordinary Share Purchase Contracts).
1.5**	Form of Underwriting Agreement (XL Capital Ordinary Share Purchase Units).
1.6**	Form of Distribution Agreement for Medium Term Notes.
4.1*	XL Capital Senior Debt Securities Indenture.
4.1(a)**	Form of XL Capital Supplemental Senior Debt Securities Indenture.
4.2**	Form of XL Capital Senior Debt Security (included as part of Exhibit 4.1(a)).
4.3*	XL Capital Subordinated Debt Securities Indenture.
4.3(a)**	Form of XL Capital Supplemental Subordinated Debt Securities Indenture.
4.4**	Form of XL Capital Subordinated Debt Security (included as part of Exhibit 4.3(a)).
4.5**	Form of Fixed Rate Medium Term Note.
4.6**	Form of Floating Rate Medium Term Note.
4.7**	Form of XL Capital Ordinary Share Warrant Agreement.
4.8**	Form of XL Capital Ordinary Share Warrant Certificate (included as part of Exhibit 4.7).
4.9*	XL Capital Finance (Europe) plc Senior Debt Securities Indenture.
4.9(a)**	Form of XL Capital Finance (Europe) plc Supplemental Senior Debt Securities Indenture.
4.10**	Form of XL Capital Finance (Europe) plc Senior Debt Security (included as part of Exhibit 4.14(a)).
4.11*	Form of Guarantee Agreement for Common Stock.
4.12**	Form of Purchase Contract Agreement.
4.13**	Form of Pledge Agreement.
4.14**	Form of XL Capital Ordinary Share Purchase Contract (included as part of Exhibit 4.18).
4.15**	Form of Ordinary Share Purchase Unit (included as part of Exhibit 4.18).
4.16	Memorandum of Association of XL Capital (incorporated by reference to Appendix G to the Joint Proxy Statement of EXEL Limited and Mid Ocean Limited on Schedule 14A filed on July 2, 1998).
4.23	Articles of Association of XL Capital (incorporated by reference to Appendix G to the Joint Proxy Statement of EXEL Limited and Mid Ocean Limited on Schedule 14A filed on July 2, 1998).
4.24

Memorandum of Association of XL Capital Finance (Europe) plc (incorporated by reference to Exhibit 3.4 to the Registrants’ Registration Statement filed with the SEC on October 22, 2001 (File No. 333-72018)).

4.25

Articles of Association of XL Capital Finance (Europe) plc (including the Certificate of Incorporation) (incorporated by reference to Exhibit 3.5 to the Registrants’ Registration Statement filed with the SEC on October 22, 2001 (File No. 333-72018)).

5.1***	Opinion of Cahill Gordon & Reindel LLP.
5.2***	Opinion of Appleby Spurling Hunter.
5.3***	Opinion of Clifford Chance LLP.
12.1***	Statement regarding Computation of Earnings to Combined Fixed Charges and Preference Ordinary Share Dividends.

Exhibit Number	Description
23.1***	Consent of Cahill Gordon & Reindel LLP (included as part of Exhibit 5.1).
23.2***	Consent of Appleby Spurling Hunter (included as part of Exhibit 5.2).
23.3***	Consent of Clifford Chance LLP (included as part of Exhibit 5.3).
23.4***	Consent of PricewaterhouseCoopers LLP relating to the consolidated financial statements of XL Capital Ltd.
23.5***	Consent of PricewaterhouseCoopers LLP relating to the financial statements of Syncora Holdings Ltd. (formerly Security Capital Assurance Ltd)
24.1***	Powers of Attorney of the Registrants (included on a signature page).
25(a)*	Form T-1 Statement of Eligibility of Trustee (XL Capital Senior Debt Securities).
25(b)*	Form T-1 Statement of Eligibility of Trustee (XL Capital Subordinated Debt Securities).
25(j)*	Form T-1 Statement of Eligibility of Trustee (XL Capital Finance (Europe) plc Senior Debt Securities).

*	Incorporated by reference to the Registrants’ Registration Statement filed with the SEC on June 7, 2004 (File No. 333-116245).

**	To be filed as an amendment or as an exhibit to an Exchange Act report of the Registrant(s) and incorporated herein by reference.

***	Filed herewith.